As filed with the Securities and Exchange Commission on November 20, 2001
                                        Registration No. 333-____________
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             SWANN BANCSHARES INC.
            (Exact Name of Registrant as Specified in Its Charter)

       Alabama                        6712                      Applied For
---------------------          -----------------           ---------------------
(State of Incorporation)  (Primary S.I.C. Code Number)        (I.R.S. Employer
                                                             Identification No.)

                             111 West Broad Street
                            Wedowee, Alabama 36278
                                (256) 357-2132
  (Address, including zip Code, and telephone number, including area code, of registrant's principal executive offices)

                             Robert B. Folsom, Jr.
                                   President
                             111 West Broad Street
                            Wedowee, Alabama 36278
                                (256) 357-2132
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                              Michael D. Waters,
                              Balch & Bingham LLP
                                2 Dexter Avenue
                             Montgomery, AL 36104
                                (334) 269-3121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [_]______

                                              Calculation of Registration Fee
=============================================================================================================================
       Title of Shares to           Amount to         Proposed Maximum            Proposed Maximum            Amount of
         Be Registered            Be Registered   Offering Price per Share    Aggregate Offering Price (1)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value     800,000 shares      $ Not Applicable               $14,187,339               $3,546.83
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the Bank of Wedowee common stock, par value $1.00 per share, as of September 30, 2001, the latest practicable date prior to the date of filing this Registration Statement which are the shares to be received by the Registrant under the Exchange Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                         [Bank of Wedowee Letterhead]

                               December __, 2001


Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of the Bank of Wedowee on Tuesday, January 8, 2002, at ____ a.m. at the main office of the Bank, located at 111 West Broad Street, Wedowee, Alabama. The accompanying notice and proxy statement/prospectus describe important matters to be presented at the meeting. Please give them your prompt attention.

     At the Annual Meeting you will be asked to approve a stock split. The Board of Directors of the Bank has unanimously approved a ten for one stock split whereby each share of common stock of the Bank will be exchanged for ten shares of common stock of the Bank. The Board of Directors of the Bank encourages you to vote for the proposed stock split.

     At the Annual Meeting you also will be asked to approve the Agreement and Plan of Exchange, dated as of November 20, 2001 under which the Bank will adopt a bank holding company form of organization to be known as "Swann BancShares, Inc." If the Agreement and Plan of Exchange is approved, the Bank will conduct its banking operations as a wholly-owned subsidiary of Swann BancShares Inc., a newly-organized Alabama corporation that will serve as the holding company for the Bank. Each share of your stock in the Bank will be exchanged, in a tax-free transaction, into shares of common stock of Swann BancShares. After consummation of the share exchange, the Bank will conduct its business in substantially the same manner and from the same offices as before the exchange. The Board of Directors of the Bank has unanimously approved the Agreement and Plan of Exchange and encourages you to vote for the adoption of the Agreement and Plan of Exchange.

     At the meeting, you also will vote on the election of all of the directors of the Bank for the coming year. Your Board of Directors unanimously supports these individuals and recommends that you vote for them as directors.

     We hope you can attend the Annual Meeting. Whether of not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

                          Sincerely,



                         Robert B. Folsom, Jr.
                         President

                                BANK OF WEDOWEE

                   Notice of Annual Meeting of Shareholders
                          To Be Held January 8, 2002

To Our Shareholders:

     The Annual Meeting of Shareholders of Bank of Wedowee will be held on Tuesday, January 8, 2002, at ____ a.m. at the main office of the Bank located at 111 West Broad Street Wedowee, Alabama for the following purposes:

     1. To approve an amendment to the articles of incorporation of the Bank that will increase the authorized common stock to 800,000 shares and reduce the par value of the Bank's common stock from $1.00 per share to $0.10 per share.
If approved, this amendment will result in a stock split of ten shares of common stock of the Bank for one share of common stock of the Bank;

     2. To approve the Agreement and Plan of Exchange dated as of November 20, 2001, a copy of which is attached to the accompanying proxy statement/prospectus as Exhibit A, providing for a share exchange at a ratio of one share of the common stock of Bank of Wedowee for one share of the common stock of Swann BancShares Inc., an Alabama corporation formed to serve as the holding company for the Bank (or, if the stock split noted in paragraph 1 above is not approved, the exchange ratio will be ten shares of Swann BancShares Inc. common stock for one share of Bank common stock);

     3. To elect all of the directors of the Bank of Wedowee to serve for a one year term and until their successors are elected and qualified; and

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on _____________, 2001, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                    By Order of the Board of Directors


                    Robert B. Folsom, Jr.
                    Chairman of the Board

December __, 2001

     The board of directors of Bank of Wedowee recommends that shareholders vote to approve the stock split, the Agreement and Plan of Exchange, and to elect the directors named in the attached proxy statement/prospectus.

     Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the annual meeting.

                                BANK OF WEDOWEE

                          Proxy Statement/Prospectus
                       800,000 shares of common stock of
                             Swann BancShares Inc.


     The Bank of Wedowee is providing this proxy statement of the Bank of Wedowee and prospectus of Swann BancShares Inc. to all shareholders of the Bank of Wedowee. We are soliciting proxies for use at the Annual Meeting of Shareholders of the Bank to be held on Tuesday, January 8, 2002. This proxy statement/prospectus and the enclosed form of proxy are being mailed to all shareholders of the Bank on or about December __, 2001.

     At the Annual Meeting, you will be asked to approve a stock split. The Board of Directors of the Bank has unanimously approved a ten for one stock split whereby the authorized number of shares of the Bank will be increased from 80,000 to 800,000 shares of common stock and the par value each share of common stock of the Bank will be changed from $1.00 to $0.10. After the approval of the stock split, you will own the same proportion of the Bank's common stock (and aggregate par value) as you did prior to the stock split, except that you will own ten shares of Bank common stock for each one share you currently own.

     You will also be asked to approve the formation of a bank holding company for the Bank in accordance with the Exchange Agreement attached as Exhibit A to this proxy statement/prospectus. The Exchange Agreement provides for an exchange of shares of the Bank's common stock for the common stock of Swann BancShares. If approved by the shareholders of the Bank, at the effective date of the exchange each outstanding share of common stock of the Bank will be exchanged, in a tax-free transaction, for one share of common stock of Swann BancShares, or, if the stock split described above is not approved, the exchange will be one share of Bank common stock for ten shares of Swann BancShares common stock. After consummation of the exchange, the Bank will conduct its business as a wholly-owned subsidiary of Swann BancShares in substantially the same manner and from the same offices as the Bank did before the exchange.

     We are also electing directors of the Bank at the Annual Meeting.

     The principal offices of the Bank and Swann BancShares are at 111 West Broad Street, Wedowee, Alabama 36278 (telephone number: (256) 357-2132).

     You should consider carefully the risk factors beginning on page 4 of this proxy statement/prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


December ___, 2001

TABLE OF CONTENTS

Table of Contents                                                                i
Summary                                                                          1
Risk Factors                                                                     4
General Information                                                              5
     Use and Revocation of Proxies                                               5
     Shareholders Entitled to Vote and Vote Required                             5
     Solicitation of Proxies                                                     6
The Stock Split                                                                  6
     Description of the Stock Split                                              6
     Reasons for the Stock Split                                                 6
     Federal Income Tax Consequences                                             7
     Rights of Dissenting Shareholders                                           7
     Recommendation of the Bank's Board of Directors                             7
The Proposed Exchange                                                            7
     Description of the Exchange                                                 7
     Reasons for the Exchange                                                    8
     Anticipated Effective Date of the Exchange Agreement                        9
     Exchange of Stock                                                           9
     Federal Income Tax Consequences                                             9
     Recommendation of the Bank's Board of Directors                            10
     Required Regulatory Approvals                                              10
     Possible Termination of the Exchange                                       11
     Rights of Dissenting Shareholders                                          11
Certain Effects of the Exchange                                                 11
     Anti-Takeover Effects of the Exchange                                      11
     Comparison of the Rights of Shareholders                                   12
Swann BancShares and the Bank of Wedowee, a Subsidiary                          15
     Capitalization                                                             15
Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                       17
     Results of operations                                                      17
     Financial Condition                                                        19
Swann BancShares                                                                21
     General                                                                    21
     Management and Operations after the Exchange                               22
     Description of Holding Company Capital Stock                               22
     Market for Swann BancShares Common Stock                                   23
     Dividends                                                                  24
     Indemnification                                                            24
Bank of Wedowee                                                                 25
     Business                                                                   25
     Transactions with Related Parties                                          25
     Securities Ownership of Certain Beneficial Owners                          25
Election of Bank Directors; Management                                          28
     Nominees for Election                                                      28
     Meetings of the Board of Directors                                         29
     Executive Compensation                                                     29

Supervision and Regulation                                                      29
     Swann BancShares                                                           29
     Bank of Wedowee                                                            31
     Support of Subsidiary Institutions                                         32
     Prompt Corrective Action                                                   32
     Interstate Banking and Branching                                           33
     Other Legislative Action                                                   33
     Monetary and Fiscal Policy                                                 33
Other Matters                                                                   34
Legal Matters                                                                   34
Available Information                                                           34
Disclosure Regarding Forward Looking Statements                                 35

Financial Statements                                                           F-1

Exhibit A - Agreement and Plan of Exchange                                     A-1
Exhibit B - Sections 10-2B-13.01 through 10-2B-13.32 of the Code of Alabama    B-1

     You should rely only on the information contained in this proxy statement/prospectus or other information referred to in this document. Neither the Bank of Wedowee nor Swann BancShares has authorized anyone to provide you with different or other information.

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read this entire proxy statement/prospectus carefully, including the Exhibits. Each item in this summary includes a page reference directing you to a more complete description of the item summarized.

Annual Meeting (Notice and page 5)

     Date, Time and Place. January 8, 2002 at ____ a.m. at the main offices of the Bank, located at 111 West Broad Street, Wedowee, Alabama.

     Purpose.  Three matters will be voted upon at the meeting:

          . To approve a 10 for 1 stock split of the Bank's common stock. The affirmative vote of a majority of the outstanding shares of Bank common stock will be required to approve the stock split.

          . To approve and adopt the Exchange Agreement, providing for the establishment of a holding company structure for the Bank. The affirmative vote of two-thirds of the outstanding shares of Bank common stock will be required to approve the Exchange Agreement.

          . To elect all of the directors of the Bank for a one year term and until their successors are elected and qualified. The affirmative vote of a majority of the shares voting is required to elect a director.

The Stock Split (page 6)

     The Board of Directors of the Bank has unanimously approved the proposed ten for one stock split. If the stock split is approved by the shareholders of the Bank, the maximum authorized shares of common stock for the Bank will be increased from 80,000 to 800,000 shares, and the par value of each share of common stock of the Bank will be changed from $1.00 to $0.10. After the approval of the stock split, you will own the same proportion of the Bank's common stock with total par value as you did prior to the stock split, except that you will own ten shares of Bank common stock for each one share you currently own. For example, if you currently hold 100 shares of Bank common stock at $1.00 par value, after the stock split you will hold 1000 shares of Bank common stock at $0.10 par value. Your percentage share of ownership of Bank common stock will not change. For example, if you own 800 shares representing 1% of the outstanding shares of Bank common stock prior to the stock split, you will, after the stock split, own 8000 shares representing 1% of the outstanding common stock of the Bank.

Federal Income Tax Consequences of the Stock Split (page 7)

     The stock split is intended to qualify for federal income tax purposes as a tax-free "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code in which no gain or loss will be recognized by a Bank shareholder upon the receipt of Bank common stock in the stock split.

The Companies (pages 21 and 25)

     The Bank of Wedowee was organized as a state chartered non-member bank in 1906 and commenced its general banking operations in 1906, providing banking services to businesses and individuals in the Wedowee, Alabama area. The Bank of Wedowee maintains its principal executive offices at 111 West Broad Street, Wedowee, Alabama 36278 (telephone number: (256) 357-2132). The Bank of Wedowee also operates banking branches in Woodland, Alabama and Roanoke, Alabama.

     Swann BancShares was incorporated as an Alabama corporation in November 2001, to serve as the holding company for the Bank. Swann BancShares will maintain its principal executive offices at 111 West Broad Street, Wedowee, Alabama 36278 (telephone number: (256) 357-2132).

     As of the date of this proxy statement/prospectus, directors and executive officers of the Bank own or control, directly or indirectly, approximately 13.04% of the outstanding Bank common stock.

The Exchange (page 7)

     Pursuant to the Exchange Agreement, on the effective date of the Exchange Agreement shareholders of the Bank will automatically become shareholders of Swann BancShares and will receive shares of Swann BancShares common stock in exchange for each share of Bank common stock they hold. The number of shares that a shareholder will receive under the Exchange Agreement depends upon the outcome of the vote on the stock split regarding the Bank's common stock. If the stock split is approved, each share of Bank common stock will be exchanged for one share of Swann BancShares common stock. If the stock split is not approved, each share of Bank common stock will be exchanged for ten shares of Swann BancShares common stock. Thus, in either case, a total of 800,000 shares of Swann BancShares common stock will be issued in the exchange. As a wholly-owned subsidiary of Swann BancShares, the Bank will conduct its business in the same manner and from the same offices as the Bank did prior to the exchange.

Reasons for the Exchange (page 8)

     The Board of Directors believes the establishment of a holding company structure for the Bank will provide greater flexibility in responding to the expanding financial needs of the Bank's customers and in meeting increasing and ever-changing forms of competition for financial services. The holding company structure will also afford certain investment opportunities and options that are otherwise not available currently to the Bank. Finally, the holding company structure will permit Swann BancShares to repurchase shares of its common stock from its shareholders, thus providing more liquidity for shareholders. This option is not available to the Bank because the Bank is prohibited by law from repurchasing its shares.

Federal Income Tax Consequences of the Exchange (page 9)

     The Exchange is intended to qualify for federal income tax purposes as a tax-free exchange under Section 351(a) of the Internal Revenue Code, and no gain or loss will be recognized by a Bank shareholder upon the receipt of Swann BancShares common stock in exchange for Bank common stock.

Recommendation of the Board of Directors (pages 7, 10, and 28)

     The Bank's Board of Directors recommends that the Bank's shareholders vote for the approval of the stock split, for the adoption of the Exchange Agreement, and for the election of the directors named herein.

Comparison of the Rights of Shareholders (page 12)

     There are differences between rights of shareholders under the Articles and Bylaws of the Bank compared to those rights which exist under the Articles and Bylaws of Swann BancShares. The significant differences concern the provisions regarding director liability and indemnification, the circumstances governing the calling of a special meeting of shareholders, and shareholder votes on extraordinary transactions.

Rights of Dissenting Shareholders (page 11)

     Those shareholders of the Bank who object to the exchange will be entitled to exercise their dissenters' rights and to receive the fair value of their shares pursuant to the Alabama Business Corporation Act. In order for a dissenting shareholder to receive the fair value of his or her shares in cash, a dissenting shareholder must vote against the exchange and provide a written request for the fair value of the shares owned by such shareholder before the shareholders vote on the exchange. Under the terms of the Exchange Agreement, the exchange may be terminated prior to consummation and if this happens, dissenters will not receive any payment for their shares and will continue to own their shares.

     Any dissenting shareholder who is paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his or her shares.

     Shareholders do not have appraisal rights regarding the stock split.

Conditions for Consummation of Exchange; Anticipated Effective Date; Termination (pages 9 and 11)

     The consummation of the exchange is subject to, among other things, (a) the affirmative vote of two-thirds of the outstanding shares of Bank common stock, and (b) the approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") for Swann BancShares to become a bank holding company for the Bank. An application seeking approval of the exchange and formation of a bank holding company was filed with the Federal Reserve on _____ __, 2001, and the exchange is expected to be consummated on or about _______ __, 2002. Under the terms of the Exchange Agreement, the exchange may be terminated by the mutual agreement of the Bank and Swann Bancshares prior to consummation. If the exchange is not approved, but the stock split is approved, we plan to proceed with the stock split.

Regulation and Supervision (page 29)

     As a state chartered non-member bank, the Bank is subject to regulation by the Superintendent of Banks of the Alabama State Banking Department, by the FDIC, and by certain regulations of the Federal Reserve. After the effective date of the exchange, Swann BancShares will be subject to the Bank Holding Company Act of 1956, as amended, and will be subject to regulation by the Federal Reserve with respect to its operations as a bank holding company.

                                 RISK FACTORS

     You should carefully consider the following factors as well as other information contained or incorporated in this document before determining how to vote.

Swann BancShares could issue additional shares of common stock for various corporate purposes which could delay or prevent a potential acquisition.

     Swann BancShares' authorized capital consists of one million shares of common stock. By comparison, the Bank has 80,000 authorized shares of common stock, 80,000 of which are issued and outstanding. If the stock split is approved, however, the Bank will have 800,000 shares authorized and outstanding.

     Swann BancShares will issue 800,000 shares in the exchange. The availability of authorized but unissued shares will generally give the board of directors flexibility to issue additional shares for corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. Additional authorized shares could also be used by the board of directors to delay or prevent a third party's attempt to gain control over Swann BancShares that might otherwise be favored by shareholders. This could be accomplished by issuing new shares to a management-friendly party.

Swann BancShares' issuance of additional shares of common stock could dilute or depress the value of your shares of Swann BancShares' common stock.

     Swann BancShares will issue 800,000 shares of common stock if the exchange is completed (assuming no shareholders of the Bank exercise dissenters' rights of appraisal), and 200,000 shares of common stock will remain unissued. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of Swann BancShares' stock.

Alabama laws regarding voting requirements for corporations may make an acquisition of Swann BancShares more difficult than an acquisition of the Bank.

     Swann BancShares is subject to the Alabama Corporate Code which provides that two-thirds of the outstanding shares of a corporation must vote for a merger in order for it to be approved. The Bank is subject to the Alabama Banking Code which provides that a majority of the shares of a bank present at a meeting must vote for a merger in order for it to be approved. The application of these laws may make it more difficult for another corporation to acquire Swann BancShares than it would be for another bank to acquire the Bank. Neither the Bank nor Swann BancShares is entering into the Exchange Agreement to deter a potential merger or acquisition by another party.

Reorganizing the Bank into a holding company structure will add an additional layer of government regulation that will result in additional costs.

     The Bank is currently subject to extensive governmental supervision, regulation and control, and the exchange will result in additional regulation.

     Swann BancShares will also be subject to the provisions and restrictions of the Bank Holding Company Act of 1956 and to supervision by the Federal Reserve. It must file an annual report with the Federal Reserve, which may also conduct examinations of Swann BancShares. These requirements are designed to protect the safety and soundness of the bank subsidiaries of holding companies. As a result, Swann BancShares will incur legal and other costs for these filings.

                              GENERAL INFORMATION

Use and Revocation of Proxies

     If you execute and timely return the enclosed proxy for voting at the Annual Meeting, we will vote your shares represented by the proxy in accordance with your instructions thereon. If no instructions are included, the proxy will be voted in favor of the stock split, in favor of the exchange, in favor of the nominees for the board of directors listed in this proxy statement, and in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

     Execution of a proxy will not affect your right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy and for any reason desires to revoke it may do so at any time before the proxy is exercised by filing with the Secretary of the Bank a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Shareholders Entitled to Vote and Vote Required

     Only holders of record of Bank common stock at the close of business on _____ __, 2001, are entitled to vote at the Annual Meeting. On the record date there were 80,000 shares of Bank common stock, par value $1.00 per share, outstanding and entitled to vote. Each share of outstanding Bank common stock is entitled to one vote on all matters presented at the Annual Meeting. The matters to be voted upon require the following approvals:

          . a majority of the outstanding shares of Bank common stock must be voted in favor of the stock split;

          . two-thirds of the outstanding shares of Bank common stock must be voted in favor of the Exchange Agreement; and

          . an affirmative vote by the holders of a majority of Bank common stock voting is required for the election of directors.

Shares abstaining on any proposal will be counted as present for the purpose of determining whether a quorum is present; however, any abstention will have the same effect as a vote against the stock split and the exchange.

     Directors, executive officers and their affiliates beneficially own and may vote 10,430 of the outstanding shares of the Bank's common stock entitled to vote on the matters presented and intend to vote for all proposals. These shares represent 13.04% of the outstanding shares of the Bank's common stock

Solicitation of Proxies

     The Bank will bear its own expenses incident to soliciting proxies. Directors, officers, employees and agents of the Bank acting without commission or other special compensation may solicit proxies in person, by telephone or by mail.

     The Board of Directors of the Bank recommends that shareholders vote to approve the stock split, the Exchange Agreement, and to elect the directors named below.

     Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the annual meeting.

                                THE STOCK SPLIT

Description of the Stock Split

     Under the Bank's Articles of Incorporation, the Bank is currently authorized to issue 80,000 shares of common stock with a par value of $1.00 per share. The Board of Directors of the Bank has proposed an amendment to the Articles of Incorporation which would increase the authorized number of shares of common stock to 800,000 shares with a par value of $0.10 per share. The amendment would result in a ten for one stock split. The Board of Directors has unanimously approved the proposed ten for one stock split.

     If the stock split is approved by the shareholders of the Bank, the par value of each share of common stock of the Bank will be changed from $1.00 to $0.10. After the stock split, you will own the same proportion of the Bank's common stock as you did prior to the stock split, except that you will own ten shares of Bank common stock for each one share you currently own. For example, if you currently hold 100 shares of Bank of Wedowee common stock $1.00 par value per share, you will hold 1000 shares of Bank of Wedowee common stock par value $0.10 per share, following the approval of the stock split. Your percentage share of ownership of Bank of Wedowee common stock will not change. For example, if you own 800 shares representing 1% of the outstanding shares of Bank of Wedowee common stock prior to the stock split, you will, after the stock split, own 8,000 shares representing 1% of the outstanding common stock of Bank of Wedowee.

     If approved, the stock split will be implemented by filing articles of amendment with the Alabama Secretary of State as soon as practicable following the Annual Meeting. The Alabama Banking Department must approve the amendment of the Bank's Articles of Incorporation that will reduce the par value of the Bank's common stock from $1.00 to $.10 per share.

Reasons for the Stock Split

     The Board of Directors believes that the proposed stock split will increase the ability of shareholders to buy or sell shares of the Bank by reducing the book value per share of the common stock. The stock split is independent of the exchange, and if the exchange is not approved, the proposed stock split, if approved, will nevertheless be implemented.

Federal Income Tax Consequences

     Bank and Swann BancShares believe that the proposed stock split will constitute a "recapitalization" under Section 368(a)(1)(E) of the Internal Revenue Code. Provided that is the case, for federal income tax purposes, Bank will recognize no gain or loss as a result of the proposed stock split, and holders of Bank common stock will recognize no gain or loss when they exchange that stock for post-stock split Bank common stock. Therefore, the aggregate federal income tax basis of the post-stock split Bank common stock received by each shareholder will be the same as the aggregate federal income tax basis of Bank common stock surrendered in exchange therefor; and the holding period of the post-split Bank common stock received by each shareholder will include the holding period applicable to Bank common stock surrendered in exchange therefor, provided that Bank common stock surrendered was held as a capital asset by the shareholder on the date of the exchange.

     The foregoing discussion of federal income tax consequences is a summary of general information based upon the Internal Revenue Code, the Treasury Regulations promulgated under the Internal Revenue Code, judicial decisions and administrative pronouncements of the Internal Revenue Service, all as existing and in effect on the date hereof and all of which are subject to change, possibly retroactively. No tax rulings have been sought or obtained from the Internal Revenue Service. The foregoing discussion does not address all of the tax consequences that may be relevant to you in light of your particular situation or if you are subject to special rules (such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not hold Bank common stock as capital assets).

     Due to the individual nature of the tax consequences of the stock split, each Bank shareholder is urged to consult his or her own tax advisor with regard to federal, state and local tax consequences of the stock split.

Rights of Dissenting Shareholders

     You do not have any special rights if you dissent from the vote on the stock split.

Recommendation of the Bank's Board of Directors

     The Bank's Board of Directors has unanimously approved the proposed stock split. The Board recommends that the Bank's shareholders vote for approval of the stock split.

                             THE PROPOSED EXCHANGE

Description of the Exchange

     The Board of Directors of the Bank has unanimously approved the proposed Exchange Agreement, included at Exhibit A to this proxy statement/prospectus, whereby the business of the Bank will be conducted under a holding company structure. Swann BancShares was organized in November of 2001 under the laws of Alabama to serve as the holding company for the Bank upon shareholder approval.

     The Bank and Swann BancShares have entered into the Exchange Agreement which, if approved by the shareholders of the Bank, would result in the Bank becoming a wholly-owned subsidiary of Swann BancShares. Upon consummation of the Exchange Agreement following shareholder approval, shareholders of the Bank automatically will become shareholders of Swann BancShares. If the proposed stock split is approved by the shareholders of the Bank, the exchange ratio will be one share of Swann BancShares common stock for one share of Bank common stock. However, if the proposed stock split is not approved by the shareholders of the Bank, the exchange ratio will be ten shares of Swann BancShares common stock for one share of Bank common stock. Dissenting shareholders who make timely objections to the exchange and demand payment for their shares (as set forth under "The Proposed Exchange - Rights of Dissenting Shareholders") will not receive any shares of Swann BancShares. Upon surrender of the certificates formerly representing shares of Bank common stock, the holder will be entitled to receive certificates for the common stock of Swann BancShares.

     The Board of Directors of the Bank intends that the Bank will conduct its business after the exchange in the same manner as it did prior to the exchange. It is anticipated that the officers and personnel of the Bank will continue in their same capacity with the Bank after the exchange.

Reasons for the Exchange

     The financial services industry is a rapidly changing segment of the American economy. Historical distinctions between various types of financial institutions are eroding as a result of legislative changes and changing regulatory philosophies. In addition, traditional restrictions on branch banking have given way to multi-state banking and multi-state bank holding companies. Accordingly, banks are subject to aggressive competition from a wide variety of institutions offering an expansive array of financial products and services. Current laws and regulations applicable to banks limit their ability to supplement traditional financial services and products and to diversify into other banking-related ventures in response to increasing competition and changing customer needs.

     The laws and regulations applicable to bank holding companies allow them greater flexibility in expanding their markets and in increasing the variety of services they and their subsidiaries provide their customers. Thus, the management and the Board of Directors of the Bank believe that the new corporate structure proposed in the exchange will enhance the Bank's ability to compete under existing laws and regulations and to respond effectively to changing market conditions.

     It is also expected that the new corporate structure can be used advantageously to engage in other financially oriented activities, either directly or through newly formed subsidiaries or by acquiring companies already established in such fields. At the present time, it is not anticipated that Swann BancShares will engage in any operations other than the operation of the Bank as a subsidiary. However, it has the power to do so in the event that, at any time in the future, such course of action would be desirable. Such action may require the prior approval of the Board of Governors of the Federal Reserve System.

     Finally, the holding company structure will permit Swann BancShares to purchase BancShares' common stock from shareholders. This will help provide liquidity for shareholders who may wish to sell their stock. At the present time, this opportunity is not available to the Bank's shareholders because the Bank is not permitted by law to repurchase its shares. We view this opportunity as a significant reason in favor of the exchange.

Anticipated Effective Date of the Exchange Agreement

     If the holders of two-thirds of the outstanding shares of the Bank's common stock approve the Exchange Agreement, then the exchange will become effective upon satisfaction of certain conditions and the receipt of required regulatory approvals, including approval by the Federal Reserve. Subject to receipt of all requisite regulatory approvals and the satisfaction of all other conditions to the exchange, our intention is to complete the exchange pursuant to the Exchange Agreement on or about ______ __, 2002.

Exchange of Stock

     On the effective date of the exchange, shareholders of the Bank will automatically become shareholders of Swann BancShares. Each share of Bank common stock will automatically represent shares of Swann BancShares common stock. The exchange ratio depends upon the outcome of the shareholders' vote regarding the proposed stock split. If the shareholders of the Bank approve the proposed stock split, the stock split will be implemented before the exchange is implemented, and outstanding certificates representing shares of Bank common stock will thereafter represent an equal number of shares of BancShares' stock at the ratio of 1:1. If the shareholders of the Bank do not approve the proposed stock split, outstanding certificates representing shares of Bank common stock will thereafter represent the number of shares of BancShares' stock at the ratio of 10:1. Upon consummation of the exchange the Bank will mail to the Bank's common stock shareholders who hold stock immediately prior to the effective date, a letter of transmittal and instructions related to the exchange of their Bank common stock certificates for certificates representing the number of shares of Swann BancShares common stock into which their Bank common stock has been exchanged as a result of the exchange. Until a shareholder's Bank common stock certificates are exchanged according to the letter of transmittal and instructions, each shareholder's outstanding common stock certificate(s) of the Bank will evidence the ownership of shares of common stock of Swann BancShares into which such shares of the Bank shall have been converted for all corporate purposes except the payment of dividends. Unless and until a shareholder surrenders his or her outstanding certificates, dividends which are payable holders of common stock of Swann BancShares shall not be paid to a shareholder who has outstanding Bank certificates; provided, however, that upon surrender and exchange of such outstanding certificates according to the delivered instructions there shall be paid the amount, without interest thereon, of dividends and other distributions, if any, which theretofore were declared and became payable.

     Bank shareholders should not send in their certificates until they receive such instructions.

Federal Income Tax Consequences

     The Bank and Swann BancShares have received an opinion from their tax counsel, Balch & Bingham LLP, that the exchange will qualify as a non-taxable exchange under Section 351(a) of the Internal Revenue Code. A copy of the opinion of tax counsel, which opinion is based upon certain qualifications, assumptions and conditions contained therein, can be obtained by contacting the Bank or by following the procedures set forth in the section titled "Available Information". The material federal income tax consequences of the exchange are summarized below.

     The Bank's shareholders will recognize no gain or loss on the exchange of Bank common stock solely for Swann BancShares common stock. A shareholder's aggregate tax basis in the shares of Swann BancShares common stock received in exchange for his or her Bank common stock will equal his or her aggregate tax basis in the shares of Bank common stock exchanged therefor. The holding period for those shares of Swann BancShares common stock will include the shareholder's holding period for the shares of Bank common stock exchanged therefor if they were held as a capital asset at the time of the exchange.

     Upon consummation of the exchange, no gain or loss will be recognized by Swann BancShares or Bank.

     Any dissenting shareholder who exercises his or her right to be paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his or her shares. The amount of gain or loss and its character as ordinary income or capital gain will be determined in accordance with applicable provisions of the Internal Revenue Code.

     The foregoing discussion of federal income tax consequences is a summary of general information based upon the Internal Revenue Code, the Treasury Regulations promulgated under the Internal Revenue Code, judicial decisions and administrative pronouncements of the Internal Revenue Service, all as existing and in effect on the date hereof and all of which are subject to change, possibly retroactively. No tax rulings have been sought or obtained from the Internal Revenue Service, and the opinion of tax counsel will not be binding on the Internal Revenue Service or the courts. The foregoing discussion does not address all of the tax consequences that may be relevant to you in light of your particular situation or if you are subject to special rules (such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not hold Bank common stock as capital assets).

     Due to the individual nature of the tax consequences of the exchange, each Bank shareholder is urged to consult his or her own tax advisor with regard to federal, state and local tax consequences of the exchange.

Recommendation of the Bank's Board of Directors

     The Bank's Board of Directors has unanimously approved and adopted the Exchange Agreement. The Board believes the exchange is in the best interest of the Bank and the Bank's shareholders and recommends that the Bank's shareholders vote for approval of the Exchange Agreement.

Required Regulatory Approvals

     The Exchange Agreement and the formation of Swann Bancshares as the bank holding company for the Bank must be approved by the Federal Reserve. Management of Swann BancShares has filed the required application for approval of the Exchange Agreement and formation of the bank holding company with the Federal Reserve. Subject to the approval of the Federal Reserve and the satisfaction of all other conditions to the exchange, management expects that the exchange will be become effective on or about ________ __, 2002.

Possible Termination of the Exchange

     The Exchange Agreement provides that the agreement may be terminated by a majority vote of the board of directors of the Bank and Swann BancShares.

Rights of Dissenting Shareholders

     Sections 10-2B-13.01, 10-2B-13.02, 10-2B-13.03, 10-2B-13.20, 10-2B-13.21,
10-2B-13.22, 10-2B-13.23, 10-2B-13.24, 10-2B-13.25, 10-2B-13.26, 10-2B-13.28,
10-2B-13.30, 10-2B-13.31, and 10-2B-13.32 of the Alabama Code (1975) provide for rights of appraisal for the value of the shares of a shareholder who (1) delivers to the corporation before the vote is taken written notice of his or her intent to demand payment of his or her shares if the Exchange Agreement is approved; and (2) does not vote his or her shares in favor of the proposed action. If a shareholder satisfies provisions (1) and (2) above and the Exchange Agreement is approved, the Bank will send the shareholder a notice that the Exchange Agreement was approved within 10 days of the approval. The notice will, among other things, supply a form for the shareholder to demand payment from the Bank within 30 days after the notice is delivered. If a shareholder fails to demand payment by the date set forth in the notice, the shareholder will not be entitled to his or her rights for appraisal.

     Within twenty days after demanding payment for his or her shares in the manner prescribed in the Bank's notice, each shareholder demanding payment shall submit the certificate representing his shares to the Bank for notation thereon that such demand has been made. His or her failure to do so shall, at the option of the Bank, terminate his dissenter's rights of appraisal unless a court of competent jurisdiction shall otherwise direct.

     The right of shareholders to dissent and obtain payment for the fair value of their shares is contingent upon the consummation of the exchange. If the exchange is abandoned, there would be no right of shareholders to obtain payment for their shares.

     Any dissenting shareholder who exercises his or her right to be paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his or her shares. The amount of gain or loss and its character as ordinary income or capital gain will be determined in accordance with applicable provisions of the Internal Revenue Code.

     References herein to applicable statutes are summaries of portions thereof and do not purport to be complete and are qualified in their entirety by reference to applicable law. The above listed sections of the Alabama Code
(1975) are attached to this proxy statement/prospectus as Exhibit B.

                        CERTAIN EFFECTS OF THE EXCHANGE

Anti-Takeover Effects of the Exchange

     The Alabama Business Corporation Act provides that two-thirds of the outstanding shares of a corporation must vote for a merger in order for it to be approved. The Alabama Banking Code provides that a majority of the shares of a bank present at a meeting must vote for a merger in order for it to be approved. The application of these laws may make it more difficult for another corporation to acquire Swann BancShares than it would be for another bank to acquire the Bank. Neither the Bank nor Swann BancShares, however, is entering into the Exchange Agreement to deter a potential merger or acquisition by another party.

     Additionally, the Bank's Bylaws provide for a Board of Directors consisting of three to seven directors and Swann BancShares' Bylaws provide for a Board of Directors consisting of one to twenty directors. Currently, the Bank and Swann Bancshares have seven directors sitting on the Board of Directors. Swann BancShares' ability to add new directors may enable Swann BancShares to add additional "friendly" directors to the Board of Directors in order to defeat a hostile takeover attempt. Neither the Bank nor Swann BancShares know of an anticipated hostile takeover and the ability to add more directors to the Board of Swann BancShares is not intended to be an anti-takeover measure.

Comparison of the Rights of Shareholders

     General. The Bank is a state non-member bank subject to the provisions of the Alabama Banking Code and, in certain respects to the provisions of the Alabama Business Corporation Act. Shareholders of the Bank, whose rights are governed by the Bank's Articles of Incorporation and Bylaws, will become shareholders of Swann BancShares upon consummation of the exchange. The rights of such shareholders will then be governed by Swann BancShares' Articles of Incorporation, Bylaws and by the Alabama Business Corporation Act.

     Except as set forth below, there are no material differences between the rights of the Bank's shareholders and the rights of shareholders who will receive Swann BancShares common stock in the exchange. This summary is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of the Bank and to the Alabama Banking Code, as well as to the Articles of Incorporation and Bylaws of Swann BancShares and the Alabama Business Corporation Act.

     The rights of the holders of the common stock of the Bank who become holders of the common stock of Swann BancShares following the exchange will be governed by the Articles of Incorporation and Bylaws of Swann BancShares as well as the laws of Alabama, the state in which Swann BancShares is incorporated.

     Authorized Capital. The Bank's Articles of Incorporation authorize the issuance of up to 80,000 shares of bank common stock, par value $1.00 per share, of which 80,000 shares were issued and outstanding as of November 20, 2001. If the shareholders of the Bank approve the stock split, the Bank's Articles of Incorporation will authorize the issuance of up to 800,000 shares of Bank common stock, par value $0.10 per share, of which 800,000 shares will be issued and outstanding. Swann BancShares' Articles of Incorporation authorize the issuance of up to 1,000,000 shares of common stock, par value $.10 per share, of which no shares are issued and outstanding as of the date of this proxy statement/prospectus.

     Shareholder Vote Required for Certain Actions. Fundamental actions, such as a merger, by the Bank are governed by the Alabama Banking Code which requires a majority vote of the Bank's shareholders to approve any such actions.

     In contrast, the Alabama Business Corporation Act provides that the shareholder vote required to approve fundamental actions, such as a merger or sale of substantially all the assets of Swann BancShares, is two-thirds of the shares entitled to be cast.

     Size of Board of Directors. The Bank's Articles of Incorporation provide for a Board of Directors consisting of not less than three nor more than seven individuals, the exact number to be fixed from time to time by resolution of the shareholders at any annual or special meeting.

     Swann BancShares' Articles of Incorporation provide for seven individuals who will comprise the initial Board of Directors. Swann BancShares' Bylaws provide for a Board of Directors consisting of a minimum of one and a maximum of twenty individuals. Under the Bylaws of Swann BancShares, the Board of Directors may increase or decrease by thirty percent or less the number of directors last approved by the shareholders, but only the shareholders may increase or decrease by more than thirty percent the number of directors last approved by the shareholders. These provisions are derived from the Alabama Business Corporation Act.

     Vacancies of Directors. The Bank's Bylaws provide that vacancies on the Board of Directors may be filled by a majority vote of the shareholders or the Board of Directors.

     Swann BancShares' Bylaws provide that if a vacancy occurs on the Board of Directors (i) the shareholders may fill the vacancy, whether resulting from an increase in the number of directors or otherwise; (ii) the members of the Board of Directors may fill the vacancy, except that the directors shall not have the power to fill a vacancy resulting from an increase in the number of directors by more than thirty percent of the number of directors last approved by the shareholders; or (iii) the directors then in office, whether or not a quorum has been satisfied, may fill a vacancy by a majority vote. The successor will serve until the next annual meeting of shareholders. These provisions are derived from the Alabama Business Corporation Act.

     Director Liability and Indemnification. Neither the Articles of Incorporation nor the Bylaws of the Bank expressly provide for indemnification of the Bank's directors and officers; however, the laws of the state of Alabama provide that a director or an officer may apply to a court of competent jurisdiction for mandatory indemnification. The court will determine whether the director or officer is entitled to mandatory indemnification under Section 10-2B-8.52 of the Alabama Business Corporations Act or is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     The Articles of Incorporation of Swann BancShares provide that BancShares may indemnify a director or officer who is made a party to a proceeding because he or she is or was a director or officer of BancShares; provided, however, the individual shall not be indemnified against such liabilities and expenses as are or may be incurred for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on BancShares or the shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act; (iv) an intentional violation of criminal law; or (v) a breach of a director's duty of loyalty to BancShares or its shareholders. These provisions are derived from the Alabama Business Corporation Act.

     The Bylaws of Swann BancShares also provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of BancShares, or is or was serving at the request of BancShares as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified against expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he conducted himself in good faith and he reasonably believed (1) in the case of conduct in his official capacity with BancShares, that his conduct was in the best interests of BancShares, (2) in the case of conduct with respect to an employee benefit plan, that his conduct was for a purpose that was in the best interests of the participants and beneficiaries, and (3) in all other cases (except a criminal action or proceeding), that his conduct was at least not opposed to the BancShares' best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. BancShares' Bylaws further provide indemnification for any director, officer, employee or agent of BancShares against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the actions, suits, or proceedings discussed in the previous sentence or in defense of any claim, issue or matter therein, to the extent that he has been successful on the merits or otherwise in defense of such actions, suits or proceedings, or in defense of any claim, issue or matter therein. BancShares' Bylaws also provide indemnification to those persons entitled to mandatory indemnification under the Alabama Business Corporation Act. Under BancShares' Bylaws, indemnification is also provided to any director, officer, employee or agent, unless prohibited by law, under such circumstances and to the extent approved by the holders of a majority of the shares of stock of BancShares; provided, however, that the shares of stock of the person or persons to be indemnified shall not be included for the purpose of determining what constitutes a majority and such shares shall not be voted on the issue.

     Special Meetings of Shareholders. The Bank's Bylaws provide that special meetings of the shareholders may be called by the President, Vice President, or the Directors. A special meeting may also be called by the shareholders of a majority of the shares of outstanding common stock of the Bank.

     The Bylaws of Swann BancShares provide that special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by (i) the Chairman, the President or the Board of Directors; (ii) the holders of not less than ten percent (10%) of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting or if such holders sign, date and deliver to the Corporation's President or Secretary one or more written demands for the meeting described the purpose or purposes for which it is to be held, who shall, within 21 days of the receipt of such demand, cause notice to be given of the meeting to be held within the minimum time following the notice stated in the Bylaws; or (iii) the holders of not less than ten percent (10%) of the votes entitled to be cast at the special meeting who signed a demand under clause (ii) above if notice was not given within the 21 days after such demand or special meeting was not held in accordance with the notice.

         SWANN BANCSHARES, INC. AND THE BANK OF WEDOWEE, A SUBSIDIARY

Capitalization

     The capitalization of the Bank as of December 31, 2000 and September 30,2001 were as follows:

                                                                 Bank of Wedowee
Prior to Reorganization                           December 31, 2000           September 30, 2001
-----------------------
Number of Shares Authorized:
   Common Stock, par value $1.00 for bank               80,000                        80,000

Number of Shares Outstanding:
   Common Stock                                         80,000                        80,000

Capital Accounts:
   Common Stock                                    $    80,000                   $    80,000
   Surplus                                           2,000,000                     2,000,000
   Retained Earnings                                10,632,607                    11,668,514
   Accumulated Other Comprehensive Income              (10,497)                      438,825
                                                   -----------------------------------------
       Total Equity Capital                        $12,702,110                   $14,187,339
                                                   =========================================

Book Value Per Share                               $    158.78                   $    177.34

Net income Per Share                               $     14.88                   $     13.45

Cash Dividends Paid Per Share                      $      4.50                   $      0.50

  After giving effect to the proposed exchange, the pro forma consolidated capitalization of Swann BancShares as of December 31, 2000 and September 30, 2001 would have been as follows:

                                                               Swann Bancshares, Inc.
After the Reorganization (1)                      December 31, 2000           September 30, 2001
----------------------------
Number of Shares Authorized:
   Common Stock, par value $.10 for the
   holding company                                   1,000,000                     1,000,000

Number of Shares Outstanding:
   Common Stock for the
   holding company (2)                                 800,000                       800,000

Capital Accounts:
   Common Stock                                    $    80,000                   $    80,000
   Surplus                                           2,000,000                     2,000,000
   Retained Earnings                                10,632,607                    11,668,514
   Accumulated Other Comprehensive Income              (10,497)                      438,825
                                                   -----------------------------------------
       Total Equity Capital (3)                    $12,702,110                   $14,187,339
                                                   =========================================

Book Value Per Share                               $     15.88                   $     17.73

Net income Per Share                               $      1.49                   $      1.34

Cash Dividends Paid Per Share                      $      0.45                   $      0.05

(1) Amounts after the reorganization are on a consolidated basis for the holding company and the surviving bank.

(2) Represents the maximum number of shares to be issued to the holders of common stock as the result of the reorganization. The payment of cash to shareholders who exercise their dissenters' rights could reduce the number of outstanding shares that the holding company issues.

(3) Total equity capital reflects the capital accounts after the stock for stock exchange. Immediately following the exchange, the consolidated financial statements of the holding company will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the exchange, the holding company will not have commenced operations and will have no material assets or liabilities.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

     The following discussion is presented to aid in understanding the financial condition and results of operations of the Bank of Wedowee. The discussion should be read in conjunction with the Bank's financial statements and their related notes contained in this proxy statement/prospectus. In addition to the historical information contained hereon, the following discussion contains forward-looking statements that involve risks and uncertainties. The Bank's operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include changes in the economy and interest rates in the nation and in the Bank's general market area.

Results of Operations

     Net Income. The Bank's net income increased by approximately $188,000, or 18.74%, in 2000 to approximately $1,190,000 or $14.88 per share compared to approximately $1,002,000 or $12.53 per share in 1999. In the nine month period ended September 30, 2001, net income was approximately $1,076,000, which is 90.4% of the 2000 year's income. This equates to $13.45 per share, a return of assets of .68% and a return on equity of 8.47% as of September 30, 2001.

     Net Interest Income. Net interest income increased by approximately $238,000, or 7.58%, from 1999 to 2000 to approximately $3,379,000. Net interest income was approximately $2,831,000 for the nine month period ending September 30, 2001. Factors that led to the change were increases in the growth on average earning assets and the fluctuating market rates paid on average interest-bearing liabilities. The general market trend of rates was increasing in 1999 and early 2000 followed by decreasing rates in late 2000 and 2001. The net interest margin increase is primarily due to changes in the mix and volume of average earning assets and average interest-bearing liabilities. Earning assets increased by $23 million in 2000 and $11 million in the nine month period ending September 30, 2001, while average interest-bearing liabilities increased by only $21 million in 2000 and $12 million in the nine month period ended September 30, 2001. The growth in earning assets was primarily centered in the higher yielding loan portfolio while the majority of the growth in average interest-bearing liabilities was in higher yielding time certificates and lower cost borrowings from the Federal Home Loan Bank.

     The table below, Average Balance Sheets and Analysis of Net Interest Income, presents additional details regarding average yields on earning assets and average rates paid on interest-bearing liabilities.

          Average Balance Sheets and Analysis of Net Interest Income
                            (Dollars in Thousands)

                               Nine months ended                      Year ended                         Year ended
                               September 30, 2001                 December 31, 2000                   December 31, 1999

                  -----------------------------------------------------------------------------------------------------------
                       Average      Average    Interest     Average     Average   Interest     Average     Average   Interest
                     Outstanding     Yield/     Earned/   Outstanding    Yield/    Earned/   Outstanding    Yield/   Earned/
                       Balance      Rate(5)      Paid       Balance       Rate      Paid       Balance       Rate      Paid
                  -----------------------------------------------------------------------------------------------------------

Loans (1)                 68,163      8.85%       4,526        54,506      9.04%     4,927        48,372      8.90%     4,307

Federal funds sold                       5,690     5.23%        223        2,377      6.73%       160      3,177      5.57%      177
Investment securities:
   Taxable                              65,400     5.62%      2,758       68,098      6.66%     4,536     52,029      6.63%    3,451
   Non-taxable (2)                       3,724     6.59%        184        3,174      8.82%       280      2,802      9.46%      265
                                     ---------             --------    ---------              -------    -------             -------
Total earning assets                   142,977     7.17%      7,691      128,155      7.73%     9,903    106,380      7.71%    8,200
                                                           --------                           -------                        -------
Non-earning assets                      11,400                             9,463                           8,907
Allowance for loan losses                 (956)                             (940)                           (888)
                                     ---------                         ---------                         -------
   Total assets                        153,421                           136,678                         114,399
                                     =========                         =========                         =======

Savings deposits                         7,020     3.57%        188        6,757      4.20%       284      7,339      3.88%      285
NOW and money fund                      17,095     1.91%        245       17,540      2.15%       377     17,907      2.02%      362
IRA and time certificates               88,378     6.77%      4,490       75,373      6.76%     5,098     57,461      6.16%    3,541
Federal Home Loan Bank
 advances                               17,332     5.87%        763       14,702      5.81%       854     11,066      5.46%      604
                                     ---------             --------    ---------              -------    -------             -------
Total interest-bearing
 liabilities                           129,825     5.84%      5,686      114,372      5.78%     6,613     93,773      5.11%    4,792
                                                           --------                           -------                        -------
Demand deposits                          9,283                             8,742                           8,285
Other liabilities                        1,411                             1,359                             920
Capital                                 12,902                            12,205                          11,421
                                     ---------                         ---------                         -------
   Total liabilities and
    capital                            153,421                           136,678                         114,399
                                     =========                         =========                         =======


Net interest rate spread (3)                       1.33%                              1.95%                           2.60%
Net interest margin on a taxable
     equivalent basis (4)                          1.40%      2,005                   2.57%     3,290                 3.20%    3,408
Ratio of interest-earning assets
     to interest-bearing
      liabilities                                110.13%                            112.05%                         113.44%

(1)  Includes nonaccrual loans, if any.

(2) Income from tax-exempt securities is included in interest income on a taxable equivalent basis.

(3) The net interest spread is the difference between the average rate on total interest-earning assets and interest-bearing liabilities.

(4) The net interest margin is the taxable-equivalent net interest income divided by average interest-earning assets.

(5) The average yield/rate has been annualized for the nine month period ending September 30, 2001.

          Other Income. Other income decreased $29,772, or 7.03%, to $393,730 in 2000 from $423,502 in 1999. Other income for the nine month period ended September 30, 2001 was $480,075. The increase in 2001 is due primarily to the increased purchase of stock and dividends received from Federal Home Loan Bank, Freddie Mac and Fannie Mae.

          Other Expense. Other expense increased $140,181, or 7.0% to $2,149,570, from 1999 to 2000. Other expense for the nine month period ended September 30, 2001 was $1,674,895. The increase in 2000 was primarily due to an increase in salaries and benefits of approximately $104,000. In the nine month period, salaries and benefits have increased for inflation but do not reflect any expense for employees bonuses that were declared and paid in previous years.

          Income Taxes. The effective tax rate was 26.7% in 2000 and 29.2% in 1999. During the nine month period ending September 30, 2001 the effective tax was 22.7%.

Financial Condition

     Total Assets. Total assets increased $24,188,024, or 20.0%, from December 31, 1999 to December 31, 2000. Total assets continued to grow during the nine month period ending September 30, 2001. During that nine month period, assets increased approximately $14,392,000 or 9.9%, from December 31, 2000. Loans grew approximately $17,959,000 or 29.5% and investment securities decreased by approximately $9,339,000 or 13.5% during the nine month period ending September 30, 2001.

     The primary growth in loans was centered in the mortgage loans secured by real estate, which increased approximately $7,865,000, or 24.2% in 2000. The cause of the growth continues to be general economic expansion in the Bank's primary market area. The commercial loan portfolio experienced a modest increase from approximately $8,044,000 in 1999 to approximately $9,374,000 in 2000. Individual loans increased from approximately $9,620,000 in 1999 to approximately $10,815,000 in 2000.

     The increase in other assets was due primarily to the amount of bank owned life insurance. The cash surrender value included in other assets at September 30, 2001, December 31, 2000 and December 31, 1999 was approximately $3,175,000, $2,989,000 and $1,707,000, respectively.

     Deposits. Deposits increased approximately $19,942,000, or 20.8%, to approximately $116,027,000 at December 31, 2000, from approximately $96,085,000 at December 31, 1999. Noninterest-bearing demand deposits increased approximately $993,000, or 12.4% and interest-bearing deposits increased approximately $18,949,000, or 21.5%, net of an increase in time deposits over $100,000 of approximately $6,875,000. Deposits continued to grow in the nine month period ending September 30, 2001. Total deposits increased approximately $8,658,000 or 7.5%. The Bank's strategy is to competitively price deposit products in the markets served.

     Premises and Equipment. Expenditures for premises and equipment in 2001, 2000 and 1999 included approximate expenditures of $112,000, $72,000, $88,000, respectively.

     Allowance for Loan Losses. The allowance for loan losses is approximately $947,000 or 1.55% of total loans at December 31, 2000, compared to approximately $927,000 or 1.84% of total loans at December 31, 1999. At September 30, 2001 the allowance for loan losses was approximately $850,000 or 1.1% of total loans. The following table summarizes the activity in the allowance account for the nine month period ended September 30, 2001 and the years 2000 and 1999:

                                      Nine Months Ended
                                        September 30     December 31   December 31
                                             2001          2000          1999
Balance-Beginning of year                 $ 946,840      $926,792     $ 894,569
Loans charged off                          (383,923)      (50,319)     (199,326)
Recoveries                                   41,864        70,367        91,549
Provision charged to operation              245,000                     140,000
                                          -------------------------------------
Balance-End of year                       $ 849,781      $946,840     $ 926,792
                                          =====================================

     The amount of loans on nonaccrual status amounted to $288,000, $405,000 and $787,000 at September 30, 2001, December 31, 2000 and 1999, respectively. The September 30, 2001,

December 31, 2000 and December 31, 1999 loans 90 days or more past due were approximately $99,000, $389,000 and $273,000, respectively.

     In addition to historic charge-off percentages, to determine an adequate allowance for loan losses at September 30, 2001, the Bank took into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay.

     Liquidity. Liquidity is the ability to have funds available at all times to meet the commitments of the Bank. Asset liquidity is provided by cash and assets which are readily marketable or pledgeable or which will mature in the near future. Liquid assets include cash and deposits in banks, and federal funds sold. Liquidity is also provided by access to core funding sources which are primarily core depositors in the Bank's trade area. The Bank does not actively solicit brokered deposits as a funding source. The liquidity of the Bank is enhanced by the fact that 75.9% of total deposits at September 30, 2001 were "core" deposits. Core deposits, for this purpose, are defined as total deposits less public funds and certificates of deposit greater than $100,000.

     At December 31, 2000, the Banks' liquid assets were approximately $6,222,000 or 4.3% of total assets, up from approximately $3,962,000, or 3.3% at December 31, 1999. At September 30, 2001, the Bank's liquid assets were approximately $12,065,000 or 7.6% of total assets. Secondary sources of liquidity include the Bank's ability to sell loan participations, purchase federal funds, and the significant balance of available for sale securities. Management closely monitors the level of liquid assets available to meet ongoing funding needs. It is management's intent to maintain adequate liquidity so that sufficient funds are readily available at a reasonable cost. Loan to deposit ratios were 62.6%, 51.7% and 51.4%, at September 30, 2001, December 31, 2000,
and December 31, 1999, respectively. The Bank has not experienced liquidity or operational problems as a result of the current liquidity levels.

     Capital Resources. As of September 30, 2001, commitments to extend credit at December 31, 2000, amounted to $1.6 million. Since many of the commitments to extend credit may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Scheduled repayments of existing loans and maturities of investment securities are expected to provide the necessary funds for loan commitments.

     The Bank is required by banking regulators to meet certain minimum levels of capital adequacy. These are expressed in the form of certain ratios. Capital is separated into Tier I capital (essentially shareholders' equity less goodwill and other intangibles) and Tier II capital (essentially the allowance for loan losses limited to 1.25% of risk-weighted assets). The first two ratios, which are based on the degree of credit risk in the Bank's assets, provide for weighting assets based on assigned risk factors and include off-balance sheet items such as loan commitments and stand-by letters of credit. The ratio of Tier I capital to risk-weighted assets must be at least 4.0% and the ratio of Total capital (Tier I capital plus Tier II capital) to risk-weighted assets must be at least 8.0%. The capital leverage ratio supplements the risk-based capital guidelines. Banks are required to maintain a minimum ratio of Tier I capital to adjusted quarterly average total assets of 3.0%. A summary of the regulatory capital of the Bank follows, (dollars in thousands):

                                        September 30,  December 31,   December 31,
                                                 2001          2000           1999
Regulatory Capital:                          $13,748        $12,712        $11,882
                                             =======        =======        =======
 Shareholders' equity
   Tier I risk-based capital                  13,748         12,712         11,882
 Eligible allowance for loan losses              850            947            927
                                             -------        -------        -------
   Total risk-based capital                  $14,598        $13,669        $12,809
                                             =======        =======        =======

Capital Ratios:

Total risk-based                                17.8%          18.0%          20.6%
Tier I risk-based                               16.8%          16.8%          19.1%
Tier I leverage                                  9.0%           8.8%           9.7%

     The FDIC, as the insurer of deposits in financial institutions, has adopted a risk-based insurance premium system based in part on an institution's capital adequacy. Under this system, a depository institution is required to pay successively higher premiums depending on its capital levels and its supervisory rating by its primary regulator. It is management's intention to maintain sufficient capital in the Bank to maintain a "well capitalized" designation (the FDIC's highest rating).

                                SWANN BANCSHARES

General

     Swann BancShares was incorporated under the laws of Alabama in November, 2001, for the purpose of acquiring all of the outstanding shares of the Bank's common stock. Swann BancShares has filed an application with the Federal Reserve for prior approval to become a bank holding company for the Bank. Swann BancShares has not yet engaged in business activity and currently has no employees (see The Proposed Exchange - Reasons for the Exchange).

     Swann BancShares currently owns no property and therefore, as necessary, it will use the Bank's existing premises, facilities and personnel to conduct its operations as a holding company. Swann BancShares' needs in this regard are expected to be minimal, and it will reimburse the Bank for such expenses, determined in accordance with generally accepted accounting principles. Swann BancShares' offices will be located in the Bank's offices at 111 West Broad Street, Wedowee, Alabama, 36278. Swann BancShares will receive dividends from the Bank as its primary source of income.

     Assuming consummation of the exchange, Swann BancShares will continue to follow the Bank's present policy concerning dividends. Swann BancShares' payment of dividends to its shareholders will be entirely dependent upon the Bank's performance and dividend policy and other relevant considerations. Also, the Bank is subject to certain limitations under state and federal banking laws with respect to payment of dividends which may adversely affect payment of dividends by Swann BancShares.

     Neither Swann BancShares nor the Bank is a party to any pending material legal proceedings before any court, administrative agency or other tribunal. Further, Swann

BancShares is not aware of any material litigation which is threatened against it or the Bank in any court, administrative agency, or other tribunal.

     Swann BancShares has no present plans to engage in any activities other than as a holding company for the stock of the Bank. Swann Bancshares' management, however, believes that the opportunities available to a bank holding company for diversification of its business and raising of capital cause the bank holding company to be a more advantageous form of operation compared to a bank. Swann BancShares may examine and may pursue opportunities from time to time that arise for expansion of its operations and activities (see The Proposed Exchange - Reasons for the Exchange).

     Assuming that no shareholder exercises dissenters' rights of appraisal, shareholders of the Bank who exchange their shares of Bank common stock for stock of the holding company on a one-share-for-one-share basis (or a one-for-ten share basis, if the stock split is not approved) will have exactly the same relative equity interest in Swann BancShares immediately after the exchange as they have in the Bank immediately prior to the exchange.

Management and Operations After the Exchange

     The Board of Directors of Swann BancShares will be comprised of not less than one (1) nor more than twenty (20) persons. The incorporator of Swann BancShares designated the following persons to serve as the initial directors of Swann BancShares until their successors are elected:

          Joe H. Allen
          James Lamar Brown
          Robert B. Folsom, Jr.
          Glenda G. Hale
          Charles T. Holmes
          Robert C. Rampy
          John Seegar

     The members of the Board of Directors of the Bank and the officers and employees of the Bank will not change as a result of the exchange. Following the exchange, the Bank will retain its existing name and office locations and will continue to carry on its banking business in the same manner as before the exchange.

     Swann BancShares' Board of Directors has elected Robert B. Folsom, Jr. to serve as Chairman, Chief Executive Officer, President, and Chief Financial Officer.

Description of Holding Company Capital Stock

     Authorized and Outstanding Capital Stock. Swann BancShares is authorized to issue up to 800,000 shares of its common stock, par value $.10 per share. As of the date of this proxy statement/prospectus, Swann BancShares does not have any shares of its common stock issued and outstanding. As of November 20, 2001, the Bank had 80,000 shares of common stock outstanding held by approximately 160 shareholders of record and if the proposed stock split is approved by the shareholders of the Bank, the Bank will have 800,000 shares of common stock outstanding. The following summary description of the capital stock of Swann BancShares is qualified in its entirety by reference to the Articles of Incorporation of Swann BancShares and

Swann BancShares' Bylaws, copies of which are available for inspection as exhibits to the registration statement filed with the Commission in conjunction with this proxy statement/prospectus.

     Common Stock. The holders of Swann BancShares common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to certain limitations on the payment of dividends, holders of Swann BancShares common stock are entitled to receive dividends when declared by Swann BancShares' Board of Directors for which funds are legally available.

     All shares of Swann BancShares common stock to be issued in the exchange will be fully paid and nonassessable. Holders of Swann BancShares common stock will not be entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voted in the election of directors can elect all of the directors then standing for election. Holders of Swann BancShares' common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to Swann BancShares' common stock.

     See "Certain Effects of the Exchange - Comparison of the Rights of Shareholders" for a discussion of the similarities and differences between the rights and privileges of the shareholders of Swann BancShares and the Bank.

Market for Swann BancShares Common Stock

     No established public trading market currently exists for the Bank's common stock. No brokerage firm regularly makes a market for the Bank common stock. The stock is infrequently traded, and the ability of shareholders to resell the stock is limited. The Bank is prohibited by law from holding or purchasing its own shares except in limited circumstances.

     Similarly, there will be no established public trading market for Swann BancShares' common stock immediately after the exchange. Unlike the Bank, however, Swann BancShares will generally be able to purchase its own shares. In some circumstances, a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve. Specifically, if the holding company desires to purchase as much as 10% (in value) of its own stock in any 12-month period, it may be required in some instances to obtain approval for so doing from the Federal Reserve. Otherwise, Swann BancShares will base any decision to repurchase shares upon its sound business judgment, its prior commitments, and the consolidated financial condition of Swann BancShares and its subsidiaries. In no event, however, may an Alabama corporation purchase its own shares when the corporation is insolvent or when such a purchase would make it insolvent.

          The Bank is aware of sales of the common stock of the Bank in the past two years. In these sales, the shares of the Bank's common stock were sold in a range of $175 to $200 per share. In the last such sale, which took place on or about September 18, 2001, the shares of the Bank's common stock were sold for $200 per share. At September 30, 2001, the book value per share of he Bank's common stock was $177.34. After the stock split, the book value per share at September 30, 2001 will be $17.34.

Dividends

     Recent dividends paid by the Bank have been as follows:

                                           Dividend Paid
               Year Paid                     Per Share
               ---------                     ---------

                 1997                           $3.75
                 1998                           $4.25
                 1999                           $4.50
                 2000                           $4.50


     It is the intention of the Board of Directors of Swann BancShares to pay cash dividends on its common stock at least annually. Substantially all of Swann BancShares' assets will consist of its investment in the Bank, and immediately after the exchange the availability of funds for dividends to be paid by the holding company will depend primarily upon the receipt of dividends from the Bank. Dividends of Swann BancShares will also be dependent on the future earnings, the financial condition of Swann BancShares and its subsidiaries, and other factors.

     Whether the dividends, if any, paid by Swann BancShares in the future will be equal to, less than, or more than the dividends paid by the Bank in the past cannot be predicted. However, it is unlikely that dividends paid by Swann BancShares in the initial years of operation would be significantly larger then the dividends paid by the Bank in prior years.

     Under the Alabama Banking Code, the Bank in any calendar year may declare and pay a dividend that does not exceed the total of the Bank's net earnings of that year combined with its retained net earnings of the preceding two years, less any required transfers to the Bank's surplus. Prior written approval from the Superintendent of the Alabama Department of Banking is required for any dividends that exceed the above amount. In the event that the Bank's surplus is twenty (20) percent or less of its surplus, the Bank is prohibited by law from paying a dividend greater than ninety (90) percent of its net earnings until the surplus of the Bank is equal to or greater than twenty (20) percent of its capital.

     Federal regulators have the authority to prohibit a Bank from engaging in any action deemed by them to constitute an unsafe or unsound practice, including the payment of dividends.

     Additionally, the Alabama Business Corporation Act prohibits corporations, including Swann BancShares, from paying dividends if, after giving the dividend effect, the corporation would not be able to pay its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus (unless its articles of incorporation provide otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Indemnification of Directors and Officers

     Swann BancShares' Articles of Incorporation and Bylaws, as well as the Alabama Business Corporation Act, provide for the indemnification of directors and officers of Swann BancShares. See "Certain Effects of the Exchange - Comparison of the Rights of Shareholders" for a discussion of the indemnification provisions of the Alabama Business Corporation Act, Swann BancShares' Articles of Incorporation, and Swann BancShares' Bylaws.

                                BANK OF WEDOWEE

Business

     The Bank was organized as a state chartered non-member bank in 1906 and commenced its general banking operations in 1906, providing banking services to businesses and individuals in the Wedowee, Alabama area.

     With an emphasis on personal service, the Bank today offers a range of commercial and retail banking products and services including checking, savings and time deposits, individual retirement accounts, residential and commercial mortgages, home equity loans, consumer installment loans, investment loans, small business loans, commercial lines of credit and letters of credit.

     The Bank serves a trade area consisting primarily of Randolph County, Alabama, Clay County, Alabama, and Cleburne County, Alabama which are located approximately 75 miles east of Birmingham. The main office of the Bank is located at 111 West Broad Street, Wedowee, Alabama. The main office is a two story brick building which is owned by the Bank. The Bank also operates two additional branches which are located in Woodland, Alabama and Roanoke, Alabama which are also owned by the Bank. The Bank currently employs 36 individuals.

Transactions with Related Parties

     Directors and officers of the Bank and persons with whom they are associated have had, and expect to have in the future, banking transactions with the Bank in the ordinary course of their businesses. In the opinion of management of the Bank, all such loans and commitments for loans were made to these individuals on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business, and do not involve more than a normal risk of collectibility or present other unfavorable features.

Securities Ownership of Certain Beneficial Owners

     The following table provides information, as of November 20, 2001, with respect to the following beneficial owners of the Bank's common stock:

       . Each shareholder who owns more than 5% of the Bank's outstanding common stock, either on the Bank's records or indirectly as a "beneficial" owner,

       .  Each director of the Bank, and

       .  All Bank executive officers and directors as a group.

     We determined beneficial ownership by applying Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

       . Owned by or for the person's spouse, minor children or any other relative sharing the person's home;

       . Of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

       . Of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

     Also, a person who has the right to acquire beneficial ownership of shares within 60 days will be considered to own the shares. Unless otherwise indicated, the persons listed own their shares directly as individuals.

                                     Number of Shares         Percentage of Shares
                                    ------------------        --------------------
Name                                Beneficially Owned        Beneficially Owned
----                                ------------------        ------------------
Mildred Butler (1)                        4,800                           6%
2108 County Road 92
Graham, AL 36263

Glenda Hale                               4,606                        5.76%
248 West Point Street
Roanoke, AL 36274

Estate of Sarah H. Risley                10,555                       13.19%
4 Beverly Garden Drive
Metairie, LA 70001

C. Ray Sewell, Jr. (2)                   12,156                       15.19%
Post Office Box 518
Bremen, GA 30116

John Swann Family LLC                    10,404                       13.00%
Post Office Box 676
Wedowee, AL 36278

William J Swann                          10,080                       12.60%
1905 Woodoak,
Irving, TX 75060-5650

Joe H. Allen                              3,100                        3.88%
145 Longshore Drive

Wedowee, AL 36278

James Lamar Brown                           260                           *
445 Price Street
Roanoke, AL 36274

Sam W. Carpenter, Director (3)**            464                           *
18367 Highway 48
Wedowee, AL 36278

Robert B. Folsom, Jr. (4)                   600                           *
717 Lockwood Avenue
Anniston, AL 36207-5883

Robert C. Rampy                             300                           *
312 County Road 120
Post Office Box 128
Woodland, AL 36280

John Seegar (5)                           1,100                        1.37%
Post Office Box 155
Wedowee, AL 36278

All directors and executive
Officers as a Group                      10,430                       13.04%


__________________
*    Represents beneficial ownership of less than 1% of the Bank's common stock.
** Mr. Carpenter intends to retire from the Board of Directors on November 30, 2001 and will be replaced on the Board by Charles T. Holmes. Mr. Holmes' address is 226 County Road 603, Wedowee, AL 36278. Mr. Holmes is the listed owner of 300 shares. The replacement of Mr. Carpenter with Mr. Holmes will result in the directors and executive officers as a group beneficially owning 10,266 shares or 12.83% of the common stock.

(1) Mrs. Butler is the listed owner of 2,400 shares, and is a beneficiary of the
C. B. Butler Estate which is the listed owner of 2,400 shares.
(2) Mr. Sewell is the listed owner of 4,617 shares, and is a beneficial owner of 7,537 shares held by his immediate family members.
(3) Mr. Carpenter is the listed owner of 204 shares, and is a beneficial owner of 260 shares held by his wife.
(4) Mr. Folsom is the listed owner of 400 shares, and holds an additional 200 shares as a joint tenant with his wife.
(5) Mr. Seegar is the listed owner of 200 shares, and is a beneficial owner of 900 shares held by his wife.

                    ELECTION OF BANK DIRECTORS; MANAGEMENT

     All shareholders of the Bank are also requested to vote on the election of the Bank's Board of Directors at the Annual Meeting. The Bank's Board of Directors currently consists of seven members. At the Annual Meeting, seven members will be elected for a one-year term. Directors are elected by a majority of votes cast.

     Nominees for Election. The following table sets forth certain information concerning the individuals nominated to serve as directors of the Bank as of the date of the mailing of this proxy statement/prospectus. Each of these persons listed below currently serves as a director of the Bank. All of these nominees were elected January 9, 2001, to serve as directors until the next annual meeting of the shareholders. The directors received no retainer for 2001.


Name and Age                 Principal Occupation for last        Term Began
                                    last five years

Joe H. Allen, 64                       Retired                        1998

James Lamar Brown, 79                  Retired                        1987

Sam W. Carpenter*, 69             Retired; served as
                               President of the Bank until            1969
                                         2000

Robert B. Folsom, Jr., 62      President of the Bank of               1998
                                 from 2000 to present;
                              served as Vice President of
                                 the Bank from 1988 to
                                         2000

Glenda G. Hale, 62                     Retired                        1999

Robert C. Rampy, 63                    Retired                        1974

John Seegar, 74                        Retired                        1991


* Mr. Carpenter intends to retire from the Board of Directors as of November 30, 2001 and will be replaced on the Board by Charles T. Holmes. Since 1997, Mr. Holmes has served as the branch manager of the Roanoke branch of the Bank of Wedowee. Prior to 1997, Mr. Holmes was a loan officer with the Bank.

     The Board recommends that you vote for the election of the all of the nominees to serve on the Board of Directors for a one year term.

     Meetings of the Board of Directors. During calendar year 2000, the Board of Directors held 12 regular and 1 special meeting.

     Executive Compensation. The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 1998, 1999, and 2000, to the President of the Bank. No other executive officer of the Bank had total compensation during the fiscal year which exceeded $ 100,000.

                          Summary Compensation Table
                              Annual Compensation


  Name and Principal                                                                    Other Annual
      Position                  Year               Salary              Bonus            Compensation
================================================================================================================
                                2000               $72,000             $20,000              $14,262
 Robert B. Folsom, Jr.,
Chairman and President          1999               $54,000             $15,000              $10,769

                                1998               $51,600             $12,000              $ 9,834

                          SUPERVISION AND REGULATION

     Bank holding companies and banks are regulated extensively under both federal and state law. The following information describes some but not all of the applicable statutory and regulatory provisions, and it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Swann BancShares and the Bank of Wedowee.

Swann BancShares

     General. Swann BancShares will become a bank holding company registered with, and subject to supervision by, the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956 (the "BHC Act"). The Federal Reserve Board may examine Swann BancShares and the Bank.

     The BHC Act requires prior Federal Reserve Board approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than 5% of the voting shares or substantially all the assets of any bank, or for a merger or consolidation of a bank holding company with another bank holding company. With certain exceptions, the BHC Act prohibits a bank holding company from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or performing services for its authorized subsidiaries. A bank holding company may, however, engage in or acquire an interest in a company that engages in activities which the Federal Reserve Board has determined, by regulation or order, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Legislation passed by Congress in 1999, known as the Gramm-Leach-Bliley Act, described below, will permit qualifying bank holding companies to acquire securities, insurance and other financial services related businesses and, thus, permit bank holding companies to engage in a wide range of financial activities not previously permitted.

          Swann BancShares and the Bank are subject to the Federal Reserve Act,
Section 23A. Section 23A defines "covered transactions" to include extensions of credit and limits a bank's covered transactions with any single affiliate to no more than 10% of a bank's capital and surplus. Covered transactions with all affiliates combined are limited to no more than 20% of a bank's capital and surplus. All covered and exempt transactions between a bank and its affiliates must be on terms and conditions consistent with safe and sound banking practices and a bank and its subsidiaries are prohibited from purchasing low quality assets from the Bank's affiliates. Finally, Section 23A requires that all of a bank's extensions of credit to an affiliate be appropriately secured by collateral. Swann BancShares and the Bank are also subject to Federal Reserve Act, Section 23B, which places additional quantitative limits on transactions among affiliates.

          Swann BancShares' ability to pay dividends will depend upon the earnings and financial condition of the Bank and certain legal requirements. The Federal Reserve Board has stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by Swann BancShares appears consistent with its capital needs, asset quality and overall financial condition.

          In the future, Swann BancShares will rely upon the payment to it, if any, of dividends by the Bank for the payment of dividends on its shares of common stock.

          Recent Legislation. On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act ("GLBA").

          GLBA enables bank holding companies to acquire insurance companies and securities firms and repeals certain depression-era laws which prohibited the affiliation of banks and those other financial services entities under a single holding company. Bank holding companies and other types of financial service entities may elect to become financial holding companies under the new law. Financial holding companies are permitted to engage in activities considered financial in nature, and other activities that are determined to be incidental or complementary to financial activities as defined in GLBA, and may engage in a broader range of activities than are otherwise permitted for bank holding companies or banks. GLBA will enable financial holding companies to offer a variety of financial services, or services incidental or complementary to financial services, including banking, securities underwriting, merchant banking and insurance (both underwriting and agency services). The new financial services authorized by GLBA also may be engaged in by a "financial subsidiary" of a national or state bank, with the exception of insurance or annuity underwriting, insurance company portfolio investments, real estate investment and development, and merchant banking, all of which must be conducted under the financial holding company.

          To become a financial holding company, a bank holding company must provide notice to the Federal Reserve Board of its intention to become a financial holding company, and certify to the Federal Reserve Board that each of its bank subsidiaries is "well-capitalized," "well-managed" and has at least a "satisfactory" rating under the CRA.

          GLBA establishes a system of functional regulation under which the Federal Reserve Board will regulate the banking activities of financial holding companies and serve as the umbrella regulator for activities that are separately regulated, either at the state or federal level, such as insurance and securities activities. Other federal regulators will regulate banks' financial subsidiaries. The SEC will regulate securities activities of financial holding companies and state insurance regulators will regulate insurance activities. GLBA also provides new protections against the transfer and use by financial institutions of consumers' non-public, personal information.

          We have not made a decision as to whether Swann BancShares will become a financial holding company under GLBA; however, GLBA may change the operating environment applicable to Swann BancShares in substantial and unpredictable ways. We cannot accurately predict the ultimate effect that this legislation, or implementing regulations, will have upon the financial condition or results of operations, or the competitive environment of Swann BancShares or the Bank.

Bank of Wedowee

          The Bank is a state bank organized under the laws of the State of Alabama and its deposits are insured by the "FDIC up to the maximum amount permitted by law." The Bank is subject to regulation, supervision and regular examination by the Superintendent of the Alabama State Banking Department and the FDIC. Federal and state banking laws and regulations regulate, among other things, the scope of the banking business conducted by the Bank, its loans and investments, reserves against deposits, mergers and acquisitions, borrowings, dividends, minimum capital requirements, and the locations of branch offices and certain facilities.

          Under the Alabama Banking Code, a state bank may not declare or pay a dividend in excess of 90% of the net earnings of such bank until the surplus of the bank is equal to at least 20% of its capital, and thereafter the prior written approval of the Superintendent is required if the total of all dividends declared by the bank in any calendar year exceeds the total of its net earnings for that year combined with its retained net earnings for the preceding two years less any required transfers to surplus. No dividends, withdrawals or transfers may be made from the bank's surplus without prior written approval of the Superintendent.

          The various federal bank regulators, including the Federal Reserve Board, have adopted a risk-based capital requirement for assessing bank and bank holding company capital adequacy. These standards establish minimum capital standards in relation to the relative credit risk of assets and off-balance sheet exposures. Capital is classified into two tiers. Tier I capital consists of common shareholders' equity and perpetual preferred stock (subject to certain limitations) and is reduced by goodwill and minority interests in the common equity accounts of consolidated subsidiaries. Tier II capital consists of the allowance for possible loan losses (subject to certain limitations) and certain subordinated debt. The risk-based capital guidelines require financial institutions to maintain specifically defined credit risk factors (risk-adjusted assets). The minimum Tier I capital ratio is 4.0%, and the combined Tier I and Tier II capital to risk-weighted assets ratio is 8.0%. The Federal Reserve Board also has adopted regulations which supplement the risk-based capital guidelines to include a minimum leverage ratio of Tier I capital to total assets of 3.0% to 5.0%.

          The Federal Reserve Board's risk based capital guidelines are applied to Swann BancShares and the Bank on a consolidated basis. This limits Swann BancShares' ability to engage in acquisitions financed by debt. The FDIC has adopted similar risk-based capital requirements that are applicable to the Bank. The Federal Reserve Board, the FDIC and the Superintendent have imposed minimum capital (leverage) requirements. Those rules may affect the future development of Swann BancShares' long-term business and capital plans, and may affect its ability to acquire additional financial institutions and other companies.

Support of Subsidiary Institutions

          Under Federal Reserve Board policy, Swann BancShares will be expected to act as a source of financial strength for, and to commit resources to support, the Bank. This support may be required at times when, without this Federal Reserve Board policy, Swann BancShares might not be inclined to provide it. In addition, any capital loans by Swann BancShares to the Bank may be repaid only after its deposits and certain other indebtedness are repaid in full. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Prompt Corrective Action

          The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of the action will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

          An institution that is categorized as undercapitalized, significantly undercapitalized or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking agency may test an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution if it determines that those actions are necessary.

Interstate Banking and Branching

          Under federal legislation, restrictions on interstate bank acquisitions were abolished effective September 29, 1995, and bank holding companies from any state are now able to acquire banks and bank holding companies located in any other state. Effective June 1, 1997, the law permitted banks to merge across state lines, subject to earlier "opt-in" or "opt-out" action by individual states. The law also allows interstate branch acquisitions if permitted by the host state. Alabama adopted early "opt-in" legislation that allows interstate bank mergers.

Other Legislative Action

          Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions are considered from time to time by the executive branch of the federal government, Congress and various state governments. It cannot be predicted whether any proposals will be adopted, and, if adopted, how these will affect Swann BancShares or the Bank.

Monetary and Fiscal Policy

          Banking is a business which depends on interest rate differentials.
In general, the difference between the interest paid by a bank on its deposits and its other borrowings and the interest received by a bank on its loans to customers and its securities holdings constitutes the major portion of a bank's earnings. Thus, the earnings and growth of Swann BancShares and the Bank will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board. The Federal Reserve Board regulates the supply of money through various means, including open-market dealings in United States government securities, the discount rate at which members may borrow, and reserve requirements on deposits and funds availability regulations. These instruments are used in varying combinations to influence the overall growth of bank loans, investments and deposits and also affect interest rates charged on loans or paid on deposits. The policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and will continue to do so in the future. The nature and timing of any future changes in Federal Reserve Board policies and their impact on Swann BancShares cannot be predicted.

                                 OTHER MATTERS

     The Board of Directors of the Bank is not aware of any business to come before the Annual Meeting other than those matters described above. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                 LEGAL MATTERS

     Certain matters regarding the common stock to be issued pursuant to the exchange and certain matters relating to United States federal income tax considerations will be passed upon for the holding company by the law firm of Balch & Bingham LLP, Montgomery, Alabama, which has acted as counsel to the Bank and Swann BancShares in connection with the exchange.

                             AVAILABLE INFORMATION

     Swann BancShares has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-4 under the Securities Act of 1933, for the registration of the common stock of Swann BancShares to be issued in the exchange. This proxy statement/prospectus constitutes the prospectus that was filed as a part of that registration statement.

     The Bank currently is not subject to the requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and files no reports or proxy statements with the SEC pursuant thereto. Because Swann BancShares' duty to file reports pursuant to section 15(d) of the Exchange Act arises solely from a registration statement:

          .  filed by an issuer with no significant assets;
          . in a reorganization of a non-reporting company into a one subsidiary holding company; and
          . in which equity security holders receive the same proportional interest in the holding company as they held in the non-reporting issuer except for changes resulting from the exercise of dissenting shareholder rights under state law, under Reg. (S)240.12h-3(d), Swann BancShares will not have to file any periodic disclosure reports with the SEC at any time, even during the fiscal year in which the registration statement becomes effective. However, Swann BancShares will voluntarily provide shareholders with reports of the same nature, and with the same frequency, as are currently provided by the Bank to the Bank's shareholders.

     The SEC maintains a web site, http://www.sec.gov, that contains filings made electronically with the SEC, including those of Swann BancShares.

                DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     This proxy statement/prospectus contains forward-looking statements, including statements giving the Bank's current expectation or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Although the Bank believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. All subsequent written and oral forward-looking statements attributable to the Bank or persons acting on the Bank's behalf are expressly qualified in their entirety by these cautionary statements. The Bank cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

                         INDEX TO FINANCIAL STATEMENTS

                                                      PAGE
                                                      ----
1999
----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS    F-2
STATEMENT OF FINANCIAL CONDITION                      F-3
STATEMENT OF OPERATIONS                               F-5
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY          F-6
STATEMENT OF CASH FLOWS                               F-7
NOTES TO FINANCIAL STATEMENTS                         F-8

2000
----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS    F-19
STATEMENT OF FINANCIAL CONDITION                      F-20
STATEMENT OF OPERATIONS                               F-22
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY          F-23
STATEMENT OF CASH FLOWS                               F-24
NOTES TO FINANCIAL STATEMENTS                         F-25

September 30, 2001
------------------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS    F-36
STATEMENT OF FINANCIAL CONDITION                      F-37
STATEMENT OF OPERATIONS                               F-39
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY          F-40
STATEMENT OF CASH FLOWS                               F-41
NOTES TO FINANCIAL STATEMENTS                         F-42

[LETTERHEAD
 OF ALDRIDGE]

                  REPORT OF ALDRIDGE, BORDEN & COMPANY, P.C.
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                  ------------------------------------------

To the Board of Directors and Stockholders
Bank of Wedowee
Wedowee, Alabama

We have audited the accompanying statement of financial condition of the Bank of Wedowee as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank of Wedowee as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

October 19, 2001            /s/ Alridge, Borden & Company, P.C.

STATEMENT OF FINANCIAL CONDITION

BANK OF WEDOWEE
WEDOWEE, ALABAMA
As of December 31, 1999

ASSETS
--------------------------------------------------------------------------
Cash and due from banks                                       $  2,271,864
Federal funds sold                                               1,690,000
--------------------------------------------------------------------------

  Cash and Cash Equivalents                                   $  3,961,864
--------------------------------------------------------------------------

Investment securities available for sale                      $ 58,746,219
--------------------------------------------------------------------------

Loans                                                         $ 50,308,078
Less:  Allowance for loan losses                                  (926,792)
--------------------------------------------------------------------------

  Net Loans                                                   $ 49,381,286
--------------------------------------------------------------------------

Premises and equipment                                        $  4,484,015
Other assets                                                     4,194,630
--------------------------------------------------------------------------

  Total Other Assets                                          $  8,678,645
--------------------------------------------------------------------------


TOTAL ASSETS                                                  $120,768,014
==========================================================================

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------
Deposits:
  Noninterest-bearing demand                                  $  8,030,499
  Interest-bearing demand                                       16,993,890
  Savings deposits                                               6,714,041
  Certificates of deposit $100,000 and over                     13,606,029
  Certificates of deposit less than $100,000                    50,740,464
--------------------------------------------------------------------------

    Total Deposits                                            $ 96,084,923

Federal Home Loan Bank advance                                  13,500,000
Other liabilities                                                  560,083
--------------------------------------------------------------------------

TOTAL LIABILITIES                                             $110,145,006
--------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock, $1 par value, 80,000 shares authorized,
  80,000 shares issued and outstanding                        $     80,000
Surplus                                                          2,000,000
Retained earnings                                                9,802,250
Accumulated other comprehensive income - net
  unrealized loss on securities available for sale              (1,259,242)
--------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                    $ 10,623,008
--------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $120,768,014
==========================================================================

STATEMENT OF OPERATIONS
BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the year ended December 31, 1999

------------------------------------------------------------------------

INTEREST INCOME

  Interest and fees on loans                                  $4,372,471
  Interest on investment securities
    Taxable                                                    3,071,728
    Tax-exempt                                                   278,785
  Interest on federal funds sold                                 176,528
------------------------------------------------------------------------
    Total Interest Income                                     $7,899,512
------------------------------------------------------------------------
INTEREST EXPENSE
  Interest on deposits                                        $4,187,296
  Interest on Federal Home Loan Bank advances                    570,956
------------------------------------------------------------------------
    Total Interest Expense                                    $4,758,252
------------------------------------------------------------------------
NET INTEREST INCOME                                           $3,141,260
PROVISION FOR LOAN LOSSES                                        140,000
------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES                                               $3,001,260
------------------------------------------------------------------------
NONINTEREST INCOME
  Service charges and fees                                    $  271,818
  Other income                                                   151,684
------------------------------------------------------------------------
    Total Noninterest Income                                  $  423,502
------------------------------------------------------------------------
NONINTEREST EXPENSE
  Salaries and employee benefits                              $1,233,415
  Occupancy expenses                                             382,357
  Other noninterest expenses                                     393,617
------------------------------------------------------------------------
    Total Noninterest Expense                                 $2,009,389
------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                    $1,415,373
INCOME TAX EXPENSE                                               412,921
------------------------------------------------------------------------
NET INCOME                                                    $1,002,452
========================================================================
BASIC EARNINGS PER SHARE                                      $    12.53
========================================================================

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN
STOCKHOLDERS' EQUITY
BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the year ended December 31,
 1999

                                                                                           Accumulated
                                                                                              Other                  Total
                                              Common                      Retained        Comprehensive          Stockholders'
                                              Stock         Surplus       Earnings            Income                 Equity
--------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1998                $80,000       $2,000,000     $9,159,798       $    181,800               $11,421,598

Comprehensive income:
   Net income                                                             1,002,452
   Other comprehensive income [net
of tax]
   Unrealized loss on securities,
net of reclassification adjustment                                                              (1,441,042)
Comprehensive income                                                                                                    (438,590)

Cash dividend declared                                                      (360,000)                                   (360,000)
                                            ------------------------------------------------------------------------------------

Balance at December 31, 1999                $80,000       $2,000,000     $9,802,250           ($1,259,242)           $10,623,008
                                            ====================================================================================

 The accompanying notes are an
 integral part of these
 financial statements.

STATEMENT OF CASH FLOWS
BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the year ended December 31, 1999
-----------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                                         $  1,002,452
  Adjustments to reconcile net income to net cash
   from operating activities:
    Depreciation                                                                                          264,758
    Discount accretion (net of premium amortization)                                                     (776,440)
    Gain on sale of investment securities                                                                 (43,721)
    Provision for loan losses                                                                             140,000
    Changes in assets and liabilities:
      Accrued interest receivable                                                                        (430,297)
      Other assets                                                                                     (1,443,135)
      Deferred tax asset                                                                                   44,207
      Accrued interest payable                                                                             51,344
      Accrued income taxes                                                                                (74,919)
      Other liabilities                                                                                   (29,453)
-----------------------------------------------------------------------------------------------------------------
  Net Cash From Operating Activities                                                                 $ (1,295,204)
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of investment securities                                                       $ 25,915,019
  Purchases of investment securities                                                                  (41,613,813)
  Net increase in loans                                                                                (4,283,286)
  Purchases of premises and equipment                                                                     (87,775)
-----------------------------------------------------------------------------------------------------------------
  Net Cash From Investing Activities                                                                 $(20,069,855)
-----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                                                           $ 14,571,923
  Proceeds from Federal Home Loan Bank advances                                                         6,500,000
  Payments on Federal Home Loan Bank advances                                                          (2,000,000)
  Dividends paid                                                                                         (360,000)
-----------------------------------------------------------------------------------------------------------------
  Net Cash From Financing Activities                                                                 $ 18,711,923
-----------------------------------------------------------------------------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                              $ (2,653,136)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                                           6,615,000
-----------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                                                              $  3,961,864
=================================================================================================================
Cash paid during the year for:
Interest                                                                                             $  4,706,908
                                                                                                     ============
Taxes                                                                                                $    383,746
                                                                                                     ============

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BANK OF WEDOWEE
WEDOWEE, ALABAMA
December 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

The accounting policies followed by the Bank and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

Description of Business
-----------------------

The Bank is headquartered in Wedowee, Alabama, operating in the banking business by providing banking services to commercial and retail customers with locations in Wedowee, Woodland and Roanoke, Alabama. The Bank is community oriented and focuses primarily on offering commercial and consumer loan and deposit services to individuals and small to middle market businesses located in Randolph, Clay and Cleburne counties of the state of Alabama.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for allowance for loan losses, realization of deferred tax assets, fair values of certain assets and liabilities, determination and carrying value of impaired loans, carrying value of other real estate and other areas.

Investment Securities
---------------------

All marketable securities are classified as available for sale. These securities are stated at estimated fair value based on market quotes, adjusted for amortization of premiums or accretion of discounts using the interest method. The specific identification method is used to compute both realized and unrealized gains and losses. The unrealized gains and losses are included in other comprehensive income, net of deferred taxes.

Loans and Allowance for Loan Losses
-----------------------------------

Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for loan losses. Unearned interest on installment loans is recognized as income over the terms of the loans by the interest method. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that doubt exists as to the collectibility of the loan. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Bank Premises and Equipment
---------------------------

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated service lives of the assets using the straight line method. The estimated service lives are as follows:

            Bank premises                           10 to 50 years
            Furniture and fixtures                  3 to 10 years
            Computer equipment                      3 to 10 years

Expenditures for maintenance, repairs, removals and betterments which do not materially prolong the useful lives of the assets are charged to operations as incurred. Property retired or sold is removed from the related asset and accumulated depreciation accounts and any profit or loss is reflected in noninterest income.

Basic Earnings Per Share
------------------------

Net income per share has been computed based on the weighted average number of common shares outstanding during the period.

Income Taxes
------------

The Bank's accounting for income taxes is based on an asset and liability approach. The Bank recognizes the amount of taxes payable or refundable for the current year and deferred income tax assets and liabilities that reflect the temporary tax consequences on future years of differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse (See Note
11).

Off-Balance Sheet Financial Instruments
---------------------------------------

In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Cash and Cash Equivalents
-------------------------

For purposes of the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

NOTE 2 - CASH AND DUE FROM BANKS
--------------------------------

The Bank is required to maintain cash reserve balances by the appropriate regulating authorities. "Cash and due from banks" in the statement of financial condition included amounts so restricted of approximately $600,000.

NOTE 3 - INVESTMENT SECURITIES-AVAILABLE FOR SALE
-------------------------------------------------

The amortized cost of investment securities shown as available for sale in the statement of financial condition of the Bank and their approximate fair values at December 31, 1999 are presented below.

                                                                   Gross           Gross           Estimated
                                                Amortized       Unrealized      Unrealized           Fair
                                                   Cost            Gains          Losses             Value
                                            -------------------------------------------------------------------
U.S. Government and agency securities            $43,840,063      $    1,095     $ (1,986,863)     $ 41,854,295
State and municipal securities                     2,772,663          92,440                          2,865,103
Mortgage-backed securities                        13,557,230          46,777         (252,186)       13,351,821
Other equity securities                              675,000                                            675,000
                                            -------------------------------------------------------------------

                                                 $60,844,956      $  140,312     $ (2,239,049)     $ 58,746,219
                                            ===================================================================

The gross realized gains and gross realized losses on investment securities transactions during the year ended December 31, 1999 are summarized below.

                                                                   Gross           Gross
                                                Amortized        Realized        Realized
                                                   Cost            Gains          Losses           Proceeds
                                                ---------------------------------------------------------------
Available for sale securities                    $25,871,298      $   46,972     $     (3,251)     $ 25,915,019

Securities with an amortized cost of approximately $13,890,000 at December 31, 1999, were pledged to secure public deposits and for other purposes as required or permitted by law.

The amortized cost and estimated market value of debt securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                                  Estimated
                                                 Amortized          Market
                                                    Cost            Value
                                                -----------------------------
Due in one year or less                         $ 1,828,588      $  1,829,754
Due after one year through five years            14,042,730        13,646,979
Due after five years through ten years           32,477,436        31,204,276
Due after ten years                              11,821,202        11,390,210
                                                -----------------------------
                                                $60,169,956      $ 58,071,219
                                                =============================

As of December 31, 1999, the Bank owned Federal Home Loan Bank stock that cost $675,000. The cost approximates the fair value. This stock is required to be maintained as a condition of membership in the Federal Home Loan Bank. There were no sales of this security in 1999.

NOTE 4 - LOANS
--------------

At December 31, 1999, the composition of the loan portfolio was as follows:

Real estate                                                                                        $ 32,462,852
Commercial                                                                                            8,093,963
Individual                                                                                            9,619,956
Agricultural                                                                                            790,996
Other                                                                                                    95,000
                                                                                                   ------------
                                                                                                   $ 51,062,767
Unearned discount on installment loans                                                                 (754,689)
                                                                                                   ------------
                                                                                                   $ 50,308,078
Allowance for loan losses                                                                              (926,792)
                                                                                                   ------------

                                                                                                   $ 49,381,286
Net loans                                                                                          ============

Loans on non-accrual status amounted to approximately $787,000 at December 31, 1999.

At December 31, 1999, the recorded investment in loans considered to be impaired was approximately $757,000. The related reserves for these loans was approximately $380,000. The average recorded investment in impaired loans during 1999 was approximately $779,000, and interest income recognized on impaired loans was $31,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES
----------------------------------

A summary of the allowance for loan losses for the year ended December 31, 1999, follows:

Balance at beginning of year                                 $    894,569
Provision charged to operations                                   140,000
Loans charged-off                                                (199,326)
Recoveries on loan charge-offs                                     91,549
                                                             ------------

Balance at end of year                                       $    926,792
                                                             ============

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments related to information available to them at the time of their examinations.

The Bank's allowance for loan losses consists of a specific and general allowance. The specific allowance is further broken down to provide for those impaired loans and the remaining internally classified loans. The impairment allowance is defined as the difference between the recorded value and the fair value of the impaired loans. The general allowance is determined by an assessment of the overall quality of the unclassified portion of the loan portfolio as a whole. Management maintains the percentage assigned to the general allowance based on charge-off history and management's knowledge of the quality of the portfolio.

NOTE 6 - PREMISES AND EQUIPMENT
-------------------------------

Components of premises and equipment at December 31, 1999 are as follows:

Land                                                              $    309,994
Bank premises                                                        4,410,858
Furniture and fixtures                                               1,179,546
Computer equipment                                                     587,116
                                                                  ------------
                                                                  $  6,487,514
Less:  Accumulated depreciation                                     (2,003,499)
                                                                  ------------
                                                                  $  4,484,015
                                                                  ============

Depreciation expense for the year ended December 31, 1999 was approximately $265,000.

NOTE 7 - TIME DEPOSITS
----------------------

The approximate maturity of time deposits at December 31, 1999 follows:

Year of Maturity                              Amount            Percent
---------------------------------------------------------------------------
      2000                                   $ 51,579,530              80.2%
      2001                                      9,393,733              14.6%
      2002                                      1,440,724               2.2%
      2003                                        742,606               1.2%
      2004                                      1,189,900               1.8%
                                             ------------------------------

             Total                           $ 64,346,493             100.0%
                                             ==============================

NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES
----------------------------------------

The following is a summary of the advances outstanding with the Federal Home Loan Bank (FHLB):

                                                                   Average
                                              Balance                Rate
---------------------------------------------------------------------------

Due in one year                              $  2,000,000              5.55%
Due in one to two years
Due in two to three years
Due in three to four years
Due in four to five years                       2,500,000              5.43%
Due after five years                            9,000,000              5.44%
                                             ------------------------------

                    Total                    $ 13,500,000              5.47%
                                             ==============================

The Bank has pledged investments valued at $5,600,000 as collateral for these advances. The Bank has also given a security interest in its Federal Home Loan Bank capital stock and pledged all one-to-four family and multi-family mortgage loans as collateral for any current or future borrowings. The total carrying amount of the capital stock and the pledged loans at December 31, 1999 was approximately $675,000 and $18,901,000, respectively.

NOTE 9 - EMPLOYEE PENSION PLAN
------------------------------

The Bank provides a Simplified Employee Pension (SEP) plan which permits the Bank to contribute to individual retirement accounts of its employees. The Bank is not required to contribute minimum or annual amounts. The plan is available to employees who are at least 21 years old, have worked at least two of the last five years at the Bank, and whose compensation during the year is at least $300. During 1999, contributions charged against income totaled $122,695.

Note 10 - STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY SUPPLEMENTAL DISCLOSURE
------------------------------------------------------------------------------

Unrealized holding losses arising during the year                                     $ (1,531,978)
Less:  reclassification adjustment for realized gains
          included in net income                                                            90,936
Net unrealized losses on securities                                                   $ (1,441,042)
                                                                                      ============

NOTE 11 - INCOME TAX EXPENSE
----------------------------

The components of income tax expenses are as follows:

Currently payable
Federal                                                                               $    332,405
State                                                                                       54,297
                                                                                      ------------
Total currently payable                                                               $    386,702
Tax effect of temporary differences                                                         26,219
                                                                                      ------------

Total income tax expense                                                              $    412,921
                                                                                      ============

As of December 31, 1999, the net deferred tax asset consisted of the following:

  Deferred tax assets:
    Allowance for loan losses                                                         $    213,074
    Unrealized losses on available for sale securities                                     839,495
                                                                                      ------------
                                                                                      $  1,052,569
  Deferred tax liability:
    Depreciation                                                                            88,098
                                                                                      ------------

Net deferred tax asset                                                                $    964,471
                                                                                      ============

No valuation allowance was established in view of the Bank's tax strategies coupled with anticipated future taxable income as evidenced by the Bank's earnings potential.

The effective tax rate differs significantly from the federal tax rate of 34%. A reconciliation between the expected tax and the actual income tax follows:

Expected tax at the federal statutory rate:                                           $    481,227
Increases (decreases) resulting from:
                    Effect of tax-exempt income                                           (151,143)
                    State income taxes, net of federal income tax benefit                   35,836
                    Disallowed interest expense                                             17,274
                    Depreciation                                                           (17,468)
                    Bad debt expense                                                        10,956
                    Other - net                                                             36,239
                                                                                      ------------
Actual income tax expense                                                             $    412,921
                                                                                      ============

NOTE 12 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------------------------

SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, certain derived value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank. The fair value of off-balance sheet financial instruments is not significant.

The net carrying amount and fair values of financial instruments at December 31, 1999 are as follows:

                                                                   Carrying            Fair
                                                                    Amount             Value
                                                                 ------------------------------
Financial assets:
Cash and cash equivalents                                        $  3,961,864      $  3,961,864
Investment securities                                              58,746,219        58,746,219
Loans                                                              50,308,078        49,989,525
Allowance for loan losses                                            (926,792)
                                                                 ------------------------------
               Total financial assets                            $112,089,369      $112,697,608
                                                                 ==============================

Financial liabilities:
Deposits                                                         $ 96,084,923      $ 95,961,778
Borrowings                                                         13,500,000        13,452,563
                                                                 ------------------------------
               Total financial
               liabilities                                       $109,584,923      $109,414,341
                                                                 ==============================

NOTE 13 - RELATED PARTY TRANSACTIONS
------------------------------------

The following is a summary of the activity in loans to directors, executive officers, significant shareholders and their affiliates (related parties) for the year ended December 31, 1999 (in thousands):

          Balance, January 1, 1999                        $        592
          New loans                                              1,195
          Repayments                                              (655)
                                                          ------------
          Balance, December 31, 1999                      $      1,132
                                                          ============

Directors, executive officers and significant shareholders maintained a customary deposit relationship with the Bank. The aggregate of such deposits was approximately $2,642,000 at December 31, 1999.

Management believes that all of the above transactions were entered into in the normal course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not involve more than normal credit risk or present other unfavorable features.

NOTE 14 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

The nature of the business of the Bank is such that it is ordinarily subjected to a certain amount of litigation. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Bank.

The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to loan loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees is represented by the contractual amount of those instruments. The Bank uses the same credit policies, including considerations of collateral requirements, in making these commitments and conditional obligations as it does for on-balance sheet instruments. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

Financial instruments whose contract amounts represent credit risk:                             Notional Amount
                                                                                                ---------------
                    Commitments to extend credit                                                   $     61,013
                    Standby letters of credit                                                           197,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

Standby letters of credit and financial guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.

NOTE 15 - STOCKHOLDERS' EQUITY
------------------------------

Dividends payable by state banks in any year, without prior approval of the appropriate regulatory authorities, are limited to the Bank's net profits (as defined) for that year combined with its retained net profits for the preceding two years. At December 31, 1999, approximately $7,975,000 of retained earnings was unavailable for payment as dividends without prior regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary -actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table on the next page) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1999, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are presented here:

                                                                                                      To Be Well
                                                                                                   Capitalized Under
                                                                        For Capital                Prompt Corrective
                                         Actual                      Adequacy Purposes             Action Provisions
                                 --------------------------------------------------------------------------------------
                                    Amount        Ratio           Amount           Ratio            Amount        Ratio
                                 -----------  --------------   -------------  ---------------   ---------------   -----
As of December 31, 1999:
Total Capital                    $12,809,000            20.6%     $4,981,000             *8.0%     $  6,226,000   *10.0%
(to Risk Weighted Assets)
Tier I Capital                    11,882,000            19.1       2,490,000             *4.0         3,736,000   * 6.0
(to Risk Weighted Assets)
Tier I Capital                    11,882,000             9.7       4,918,000             *4.0         6,148,000   * 5.0
    (to Average Assets)

*  more than or equal to

NOTE 16 - CONCENTRATIONS OF CREDIT
----------------------------------

All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The commitment of credit by type is set forth in Notes 3, 4 and 14.

The Bank maintains its cash in bank deposit accounts which usually exceed federally insured limits and sells federal funds to correspondent banks on an unsecured basis. At December 31, 1999, the Bank's cash included two commercial bank deposit accounts aggregating approximately $245,000 in excess of the Federal Deposit Insurance Corporation limit of $100,000 per institution. The Bank has not experienced any losses in such accounts. Management believes the Bank is not exposed to any significant credit risk on cash and cash equivalents and federal funds sold.

[LETTERHEAD OF ALDRIDGE, BORDEN & COMPANY, P.C.]



                  REPORT OF ALDRIDGE, BORDEN & COMPANY, P.C.
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                   ----------------------------------------

To the Board of Directors and Stockholders
Bank of Wedowee
Wedowee, Alabama

We have audited the accompanying statement of financial condition of the Bank of Wedowee as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank of Wedowee as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


October 19, 2001   /s/ Aldridge, Borden & Company, P.C.

STATEMENT OF FINANCIAL CONDITION

BANK OF WEDOWEE
WEDOWEE, ALABAMA
As of December 31, 2000

ASSETS
-----------------------------------------------------------------------------
Cash and due from banks                                          $  2,852,451
Federal funds sold                                                  3,370,000
-----------------------------------------------------------------------------

  Cash and Cash Equivalents                                      $  6,222,451
-----------------------------------------------------------------------------

Investment securities available for sale                         $ 69,219,180
-----------------------------------------------------------------------------

Loans                                                            $ 60,890,036
Less:  Allowance for loan losses                                     (946,840)
-----------------------------------------------------------------------------

  Net Loans                                                      $ 59,943,196
-----------------------------------------------------------------------------

Premises and equipment                                           $  4,289,700
Other assets                                                        5,281,511
-----------------------------------------------------------------------------

  Total Other Assets                                             $  9,571,211
-----------------------------------------------------------------------------


TOTAL ASSETS                                                     $144,956,038
=============================================================================

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------------
Deposits:
  Noninterest-bearing demand                                     $  9,023,637
  Interest-bearing demand                                          15,495,589
  Savings deposits                                                  6,474,190
  Certificates of deposit $100,000 and over                        20,480,874
  Certificates of deposit less than $100,000                       64,552,586
-----------------------------------------------------------------------------

    Total Deposits                                               $116,026,876

Federal Home Loan Bank advances                                    15,500,000
Other liabilities                                                     727,052
-----------------------------------------------------------------------------

TOTAL LIABILITIES                                                $132,253,928
-----------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock, $1 par value, 80,000 shares authorized,
  80,000 shares issued and outstanding                           $     80,000
Surplus                                                             2,000,000
Retained earnings                                                  10,632,607
Accumulated other comprehensive income - net
  unrealized loss on securities available for sale                    (10,497)
-----------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                       $ 12,702,110
-----------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $144,956,038
=============================================================================

STATEMENT OF OPERATIONS
BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the year ended December 31, 2000

INTEREST INCOME
  Interest and fees on loans                                   $4,999,025
  Interest on investment securities
    Taxable                                                     4,481,980
    Tax-exempt                                                    319,397
  Interest on federal funds sold                                  159,540
-------------------------------------------------------------------------
    Total Interest Income                                      $9,959,942
-------------------------------------------------------------------------
INTEREST EXPENSE
  Interest expense on deposits                                 $5,758,775
  Federal Home Loan Bank interest                                 821,966
-------------------------------------------------------------------------
    Total Interest Expense                                     $6,580,741
-------------------------------------------------------------------------
NET INTEREST INCOME                                            $3,379,201
-------------------------------------------------------------------------
NONINTEREST INCOME
  Service charges and fees                                     $  302,965
  Other noninterest income                                         90,765
-------------------------------------------------------------------------
    Total Noninterest Income                                   $  393,730
-------------------------------------------------------------------------
NONINTEREST EXPENSE
  Salaries and employee benefits                               $1,337,894
  Occupancy expenses                                              398,497
  Other noninterest expenses                                      413,179
-------------------------------------------------------------------------
    Total Noninterest Expense                                  $2,149,570
-------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                     $1,623,361

INCOME TAX EXPENSE                                                433,004
-------------------------------------------------------------------------

NET INCOME                                                     $1,190,357
=========================================================================

BASIC EARNINGS PER SHARE                                       $    14.88
=========================================================================

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN
STOCKHOLDERS' EQUITY

BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the year ended
December 31, 2000

                                                                                     Accumulated
                                                                                       Other                   Total
                                    Common                          Retained        Comprehensive           Stockholders'
                                     Stock          Surplus         Earnings            Income                 Equity
---------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999        $80,000       $2,000,000     $ 9,802,250          ($1,259,242)              $10,623,008

Comprehensive income:
  Net income                                                       1,190,357
  Other comprehensive
  income [net of tax]
Unrealized gain on
securities, net of
reclassification adjustment                                                             1,248,745
Comprehensive income                                                                                              2,439,102

Cash dividend declared                                              (360,000)                                      (360,000)
                                 ------------------------------------------------------------------------------------------

Balance at December 31, 2000        $80,000       $2,000,000     $10,632,607             ($10,497)              $12,702,110
                                 ==========================================================================================

The accompanying notes are an integral
part of these financial statements.

STATEMENT OF CASH FLOWS
BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the year ended December 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES

  Net income                                                    $  1,190,357
  Adjustments to reconcile net income to net cash
   from operating activities:
    Depreciation                                                     266,134
    Discount accretion (net of premium amortization)                 (30,282)
    Gain on sale of investment securities                            (43,131)
    Changes in assets and liabilities:
      Accrued interest receivable                                   (404,674)
      Other assets                                                (1,516,495)
      Deferred tax asset                                               1,788
      Accrued interest payable                                       132,533
      Accrued income taxes                                            23,723
      Other liabilities                                               10,714
----------------------------------------------------------------------------
  Net Cash From Operating Activities                            $   (369,333)
----------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales of investment securities                  $ 20,299,015
  Purchases of investment securities                             (28,617,322)
  Net increase in loans                                          (10,561,909)
  Purchases of premises and equipment                                (71,817)
----------------------------------------------------------------------------
  Net Cash From Investing Activities                            $(18,952,033)
----------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                      $ 19,941,953
  Proceeds from Federal Home Loan Bank advances                    6,000,000
  Payments on Federal Home Loan Bank advances                     (4,000,000)
  Dividends paid                                                    (360,000)
----------------------------------------------------------------------------
  Net Cash From Financing Activities                            $ 21,581,953
----------------------------------------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                         $  2,260,587
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                      3,961,864
----------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                         $  6,222,451
============================================================================
Cash paid during the year for:
Interest                                                        $  6,448,208
                                                                ============
Taxes                                                           $    360,000
                                                                ============


The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BANK OF WEDOWEE
WEDOWEE, ALABAMA
December 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

The accounting policies followed by the Bank and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

Description of Business
-----------------------
The Bank is headquartered in Wedowee, Alabama, operating in the banking business by providing banking services to commercial and retail customers with locations in Wedowee, Woodland, and Roanoke, Alabama. The Bank is community oriented and focuses primarily on offering commercial and consumer loan and deposit services to individuals and small to middle market businesses located in Randolph, Clay and Cleburne counties of the state of Alabama.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for allowance for loan losses, realization of deferred tax assets, fair values of certain assets and liabilities, determination and carrying value of impaired loans, carrying value of other real estate and other areas.

Investment Securities
---------------------
All marketable securities are classified as available for sale. These securities are stated at estimated fair value based on market quotes, adjusted for amortization of premiums or accretion of discounts using the interest method. The specific identification method is used to compute both realized and unrealized gains and losses. The unrealized gains and losses are included in other comprehensive income.

Loans and Allowance for Loan Losses
-----------------------------------
Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for loan losses. Unearned interest on installment loans is recognized as income over the terms of the loans by the interest method. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

Loans and Allowance for Loan Losses (Continued)
-----------------------------------------------
Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that doubt exists as to the collectibility of the loan. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Bank Premises and Equipment
---------------------------
Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated service lives of the assets using the straight line method. The estimated service lives are as follows:

              Bank premises                             10 to 50 years
              Furniture and fixtures                     3 to 10 years
              Computer equipment                         3 to 10 years

Expenditures for maintenance, repairs, removals and betterments which do not materially prolong the useful lives of the assets are charged to operations as incurred. Property retired or sold is removed from the related asset and accumulated depreciation accounts and any profit or loss is reflected in noninterest income.

Basic Earnings Per Share
------------------------
Net income per share has been computed based on the weighted average number of common shares outstanding during the period.

Income Taxes
------------
The Bank's accounting for income taxes is based on an asset and liability approach. The Bank recognizes the amount of taxes payable or refundable for the current year and deferred income tax assets and liabilities that reflect the temporary tax consequences on future years of differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse (See Note
11).

Off-Balance Sheet Financial Instruments
---------------------------------------
In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Cash and Cash Equivalents
-------------------------
For purposes of the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

NOTE 2 - CASH AND DUE FROM BANKS
--------------------------------

The Bank is required to maintain cash reserve balances by the appropriate regulating authorities. "Cash and due from banks" in the statement of financial condition included amounts so restricted of approximately $736,000.

NOTE 3 - INVESTMENT SECURITIES-AVAILABLE FOR SALE
-------------------------------------------------

The amortized cost of investment securities shown as available for sale in the statement of financial condition of the Bank and their approximate fair values at December 31, 2000 are presented below.

                                                                    Gross           Gross           Estimated
                                                 Amortized        Unrealized      Unrealized           Fair
                                                    Cost             Gains          Losses             Value
                                                 -------------------------------------------------------------
U.S. Government and agency securities            $56,164,507      $  272,311    $   (420,634)     $ 56,016,184
State and municipal securities                     3,401,525         161,948          (1,309)        3,562,164
Mortgage-backed securities                         7,895,644           4,512         (34,324)        7,865,832
Corporate notes                                      500,000                                           500,000
Other equity securities                            1,275,000                                         1,275,000
                                                 -------------------------------------------------------------

                                                 $69,236,676      $  438,771    $   (456,267)     $ 69,219,180
                                                 =============================================================

The gross realized gains and gross realized losses on investment securities transactions during the year ended December 31, 2000 are summarized below.

                                                                    Gross          Gross
                                                 Amortized        Realized        Realized
                                                    Cost            Gains          Losses          Proceeds
                                                 -------------------------------------------------------------
Available for sale securities                    $20,255,884      $  137,148    $    (94,017)     $ 20,299,015

Securities with an amortized cost of approximately $13,881,000 at December 31, 2000, were pledged to secure public deposits and for other purposes as required or permitted by law.

NOTE 3 - INVESTMENT SECURITIES-AVAILABLE FOR SALE (Continued)
-------------------------------------------------------------

The amortized cost and estimated market value of debt securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                                       Amortized       Market
                                                          Cost         Value
                                                    ----------------------------
Due in one year or less                             $     912,393   $    909,402
Due after one year through five years                  19,287,095     19,224,430
Due after five years through ten years                 31,538,552     31,603,197
Due after ten years                                    16,223,636     16,207,151
                                                    ----------------------------

                                                    $  67,961,676   $ 67,944,180
                                                    ============================

As of December 31, 2000, the Bank owned Federal Home Loan Bank stock that cost $775,000. The cost approximates the fair value. This stock is required to be maintained as a condition of membership in the Federal Home Loan Bank. There were no sales of this security in 2000.

As of December 31, 2000, the Bank also owned Federal National Mortgage Association stock that cost $500,000. The cost approximates the fair value. There were no sales of this security in 2000.

NOTE 4 - LOANS
--------------

At December 31, 2000, the composition of the loan portfolio was as follows:

Real estate                                                  $ 40,328,000
Commercial                                                      9,374,000
Individual                                                     10,815,000
Agricultural                                                      657,000
Other                                                              73,000
                                                             ------------
                                                             $ 61,247,000
Unearned discount on installment loans                           (356,964)
                                                             ------------
                                                             $ 60,890,036

Allowance for loan losses                                            (946,840)
                                                                 ------------

Net loans                                                        $ 59,943,196
                                                                 ============

Loans on non-accrual status amounted to approximately $405,000 at December 31, 2000.

At December 31, 2000, the recorded investment in loans considered to be impaired was approximately $418,000. The related reserves for these loans was approximately $350,000. The average recorded investment in impaired loans during 2000 was approximately $543,000, and interest income recognized on impaired loans was approximately $38,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES
----------------------------------

A summary of the allowance for loan losses for the year ended December 31, 2000, follows:

Balance at beginning of year                                     $    926,792
Loans charged-off                                                     (50,319)
Recoveries on loan charge-offs                                         70,367
                                                                 ------------

Balance at end of year                                           $    946,840
                                                                 ============

Management believes that the allowance for loan losses is adequate. During the year ended December 31, 2000, management did not consider a provision for loan loss necessary. Therefore, no provision for loan loss was made during the year ended December 31, 2000. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments related to information available to them at the time of their examinations.

The Bank's allowance for loan losses consists of a specific and general allowance. The specific allowance is further broken down to provide for those impaired loans and the remaining internally classified loans. The impairment allowance is defined as the difference between the recorded value and the fair value of the impaired loans. The general allowance is determined by an assessment of the overall quality of the unclassified portion of the loan portfolio as a whole. Management maintains the percentage assigned to the general allowance based on charge-off history and management's knowledge of the quality of the portfolio.

NOTE 6 - PREMISES AND EQUIPMENT
-------------------------------

Components of premises and equipment at December 31, 2000 are as follows:

Land                                                           $    309,994
Bank premises                                                     4,410,859
Furniture and fixtures                                            1,192,395
Computer equipment                                                  627,657
                                                               ------------
                                                               $  6,540,905
Less:  Accumulated depreciation                                  (2,251,205)
                                                               ------------
                                                               $  4,289,700
                                                               ============

Depreciation expense for the year ended December 31, 2000 was approximately $266,000.

NOTE 7 - TIME DEPOSITS
----------------------

The approximate maturity of time deposits at December 31, 2000 follows:

Year of Maturity                                     Amount           Percent
-------------------------------------------------------------------------------
     2001                                        $ 60,644,573              71.3%
     2002                                           9,899,510              11.7%
     2003                                           3,771,379               4.4%
     2004                                           2,661,975               3.1%
     2005                                           8,056,023               9.5%
                                                 ------------------------------

                     Total                       $ 85,033,460             100.0%
                                                 ==============================

NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES
----------------------------------------

The following is a summary of the advances outstanding with the Federal Home Loan Bank (FHLB):

                                                                   Average
                                                 Balance             Rate
--------------------------------------------------------------------------

Due in one year
Due in one to two years
Due in two to three years
Due in three to four years                     $  2,500,000           5.41%
Due in four to five years

Due after five years                             13,000,000           5.96%
                                               ---------------------------

                     Total                     $ 15,500,000           5.69%
                                               ===========================

The Bank has pledged investments valued at $5,600,000 as collateral for these advances. The Bank has also given a security interest in Federal Home Loan Bank capital stock and pledged all one-to-four family and multi-family mortgage loans as collateral for any current or future borrowings. The total carrying amount of the capital stock and the pledged loans at December 31, 2000 was approximately $775,000 and $20,798,000, respectively.

NOTE 9 - EMPLOYEE PENSION PLAN
------------------------------

The Bank provides a Simplified Employee Pension (SEP) plan which permits the Bank to contribute to individual retirement accounts of its employees. The Bank is not required to contribute minimum or annual amounts. The plan is available to employees who are at least 21 years old, have worked at least two of the last five years at the Bank, and whose compensation during the year is at least $300. During 2000, contributions charged against income totaled $139,305.

NOTE 10 - STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY SUPPLEMENTAL DISCLOSURE
------------------------------------------------------------------------------

Unrealized holding gains arising during the year                $  1,276,475
Less:  Reclassification adjustment for realized losses
                     included in net income                          (27,730)
                                                                ------------
Net unrealized gains on securities                              $  1,248,745
                                                                ============


NOTE 11 - INCOME TAX EXPENSE
----------------------------

The components of income tax expenses are as follows:

Currently payable
Federal                                                         $    373,517
State                                                                 62,890
                                                                ------------
Total currently payable                                         $    436,407
Tax effect of temporary differences                                   (3,403)
                                                                ------------

Total income tax expense                                        $    433,004
                                                                ============

As of December 31, 2000, the net deferred tax asset consisted of the following:

   Deferred tax assets:
      Allowance for loan losses                                 $    223,789
      Unrealized losses on available for sale securities               6,998
                                                                ------------
                                                                $    230,787
   Deferred tax liability:
      Depreciation                                                   100,601
                                                                ------------

Net deferred tax asset                                          $    130,186
                                                                ============

No valuation allowance was established in view of the Bank's tax strategies coupled with anticipated future taxable income as evidenced by the Bank's earnings potential.

The effective tax rate differs significantly from the federal tax rate of 34%. A reconciliation between the expected tax and the actual income tax follows:

Expected tax at the federal statutory rate:                         $   551,943
Increases (decreases) resulting from:
          Effect of tax-exempt income                                  (166,151)
          State income taxes, net of federal income tax benefit          41,171
          Disallowed interest expense                                    17,752
          Depreciation                                                   (8,728)
          Other - net                                                    (2,983)
                                                                    -----------

Actual income tax expense                                           $   433,004
                                                                    ===========

NOTE 12 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------------------------

SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, certain derived value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank. The fair value of off-balance sheet financial instruments is not significant.

The net carrying amount and fair values of financial instruments at December 31, 2000 are as follows:

                                                             Carrying       Fair

                                                                                  Amount            Value
                                                                            ----------------------------------
Financial assets:
Cash and cash equivalents                                                       $  6,222,451      $  6,222,451
Investment securities                                                             69,219,180        69,219,180
Loans                                                                             60,890,036        60,798,603
Allowance for loan losses                                                           (946,840)
                                                                            ----------------------------------
                     Total financial assets                                     $135,384,827      $136,240,234
                                                                            ==================================

Financial liabilities:
Deposits                                                                        $116,026,876      $114,997,175
Borrowings                                                                        15,500,000        14,810,722
                                                                            ----------------------------------
                     Total financial liabilities                                $131,526,876      $129,807,897
                                                                            ==================================

NOTE 13 - RELATED PARTY TRANSACTIONS
------------------------------------

The following is a summary of the activity in loans to directors, executive officers, significant shareholders and their affiliates (related parties) for the year ended December 31, 2000 (in thousands):

                     Balance, January 1, 2000                                               $            1,132
                     New loans                                                                             585
                     Repayments                                                                           (646)
                                                                                            ------------------
                     Balance, December 31, 2000                                             $            1,071
                                                                                            ==================

Directors, executive officers and significant shareholders maintained a customary deposit relationship with the Bank. The aggregate of such deposits was approximately $2,889,000 at December 31, 2000.

Management believes that all of the above transactions were entered into in the normal course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not involve more than normal credit risk or present other unfavorable features.

NOTE 14 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

The nature of the business of the Bank is such that it is ordinarily subjected to a certain amount of litigation. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Bank.

The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates.

These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statement of financial condition. The contract or notional amounts of those instruments reflect the extent of the involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to loan loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees is represented by the contractual amount of those instruments. The Bank uses the same credit policies, including considerations of collateral requirements, in making these commitments and conditional obligations as it does for on-balance sheet instruments. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

                                                                                                 Contract or
Financial instruments whose contract amounts represent credit risk:                            Notional Amount
                                                                                               ---------------
                     Commitments to extend credit                                               $    467,561
                     Standby letters of credit                                                       197,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

Standby letters of credit and financial guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.

NOTE 15 - STOCKHOLDERS' EQUITY
------------------------------

Dividends payable by state banks in any year, without prior approval of the appropriate regulatory authorities, are limited to the Bank's net profits (as defined) for that year combined with its retained net profits for the preceding two years. At December 31, 2000, approximately $8,507,000 of retained earnings was unavailable for payment as dividends without prior regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary -actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2000, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are presented here:

                                                                                                     To Be Well
                                                                                                  Capitalized Under
                                                                        For Capital               Prompt Corrective
                                         Actual                      Adequacy Purposes            Action Provisions
                             -----------------------------------------------------------------------------------------
                                 Amount           Ratio           Amount          Ratio            Amount        Ratio
                             ---------------  --------------   -------------  --------------   ---------------   -----
As of December 31, 2000:
Total Capital                    $13,659,000            18.0%     $6,063,000       *8.0%        $  7,578,000     *10.0%
(to Risk Weighted Assets)
Tier I Capital                    12,712,000            16.8       3,031,000       *4.0            4,547,000      *6.0
(to Risk Weighted Assets)
Tier I Capital                    12,712,000             8.8       5,768,000       *4.0            7,210,000      *5.0
    (to Average Assets)

NOTE 16 - CONCENTRATIONS OF CREDIT
----------------------------------

All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The commitment of credit by type is set forth in Notes 3, 4 and 14.

The Bank maintains its cash in bank deposit accounts which usually exceed federally insured limits and sells federal funds to correspondent banks on an unsecured basis. At December 31, 2000, the Bank's cash included two commercial bank deposit accounts aggregating approximately $1,320,000 in excess of the Federal Deposit Insurance Corporation limit of $100,000 per institution. The Bank has not experienced any losses in such accounts. Management believes the Bank is not exposed to any significant credit risk on cash and cash equivalents and federal funds sold.


* means greater than or equal to.

[LETTERHEAD OF ALDRIDGE, BORDEN & COMPANY, P.C.]



                  REPORT OF ALDRIDGE, BORDEN & COMPANY, P.C.
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                  ----------------------------------------




To the Board of Directors and Stockholders
Bank of Wedowee
Wedowee, Alabama

We have reviewed the accompanying statement of financial condition of the Bank of Wedowee as of September 30, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the management of the Bank of Wedowee.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

October 19, 2001              /s/ Aldridge, Borden & Company, P.C.

STATEMENT OF FINANCIAL CONDITION

BANK OF WEDOWEE
WEDOWEE, ALABAMA
As of September 30, 2001

ASSETS
------------------------------------------------------------------------------
Cash and due from banks                                           $  6,675,545
Federal funds sold                                                   5,389,000
------------------------------------------------------------------------------

    Cash and Cash Equivalents                                     $ 12,064,545
------------------------------------------------------------------------------

Investment securities available for sale                          $ 59,880,438
------------------------------------------------------------------------------

Loans                                                             $ 78,848,885
Less: Allowance for loan losses                                       (849,781)
------------------------------------------------------------------------------

    Net Loans                                                     $ 77,999,104
------------------------------------------------------------------------------

Premises and equipment                                            $  4,192,084
Other assets                                                         5,212,007
------------------------------------------------------------------------------

    Total Other Assets                                            $  9,404,091
------------------------------------------------------------------------------



TOTAL ASSETS                                                      $159,348,178
==============================================================================

The accompanying notes are an integral part of these financial statements.

See accountants' review report.

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
Deposits:
  Noninterest-bearing demand                                        $ 10,119,217
  Interest-bearing demand                                             17,331,399
  Savings deposits                                                     7,806,956
  Certificates of deposit $100,000 and over                           22,049,391
  Certificates of deposit less than $100,000                          67,377,631
--------------------------------------------------------------------------------

    Total Deposits                                                  $124,684,594

Federal Home Loan Bank advances                                       19,500,000
Other liabilities                                                        976,245
--------------------------------------------------------------------------------

TOTAL LIABILITIES                                                   $145,160,839
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock, $1 par value, 80,000 shares authorized,
  80,000 shares issued and outstanding                              $     80,000
Surplus                                                                2,000,000
Retained earnings                                                     11,668,514
Accumulated other comprehensive income - net
  unrealized gain on securities available for sale                       438,825
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                          $ 14,187,339
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $159,348,178
================================================================================

STATEMENT OF OPERATIONS
BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the nine months ended September 30, 2001
-------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                                        $ 4,583,898
  Interest on investment securities
    Taxable                                                           3,354,159
    Tax-exempt                                                          360,398
  Interest on federal funds sold                                        223,310
-------------------------------------------------------------------------------
    Total Interest Income                                           $ 8,521,765
-------------------------------------------------------------------------------
INTEREST EXPENSE
  Interest expense on deposits                                      $ 4,921,808
  Federal Home Loan Bank interest                                       769,027
-------------------------------------------------------------------------------
    Total Interest Expense                                          $ 5,690,835
-------------------------------------------------------------------------------
NET INTEREST INCOME                                                 $ 2,830,930
PROVISION FOR LOAN LOSSES                                               245,000
-------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                   $ 2,585,930
-------------------------------------------------------------------------------
NONINTEREST INCOME
  Service charges and fees                                          $   286,265
  Dividend income                                                       178,833
  Other noninterest income                                               14,977
-------------------------------------------------------------------------------
    Total Noninterest Income                                        $   480,075
-------------------------------------------------------------------------------
NONINTEREST EXPENSE
  Salaries and employee benefits                                    $   939,808
  Occupancy expenses                                                    362,564
  Repairs and maintenance                                               109,033
  Other noninterest expenses                                            263,490
-------------------------------------------------------------------------------
    Total Noninterest Expense                                       $ 1,674,895
-------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                          $ 1,391,110
INCOME TAX EXPENSE                                                      315,203
-------------------------------------------------------------------------------
NET INCOME                                                          $ 1,075,907
===============================================================================
BASIC EARNINGS PER SHARE                                            $     13.45
===============================================================================
The accompanying notes are an integral part of these financial statements.

See accountants' review report.

STATEMENT OF CHANGES INSTOCKHOLDERS' EQUITY

BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the nine months ended
September 30, 2001

                                                                                           Accumulated
                                                                                              Other                 Total
                                             Common                       Retained        Comprehensive         Stockholders'
                                             Stock          Surplus       Earnings            Income                Equity
----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2000                $80,000        $2,000,000     $10,632,607        ($10,497)           $12,702,110

Comprehensive income:
  Net income                                                                1,075,907
  Other comprehensive income [net
of tax]
Unrealized gain on securities, net
   of reclassification adjustment                                                             449,322
Comprehensive income                                                                                               1,525,229

Cash dividend declared                                                        (40,000)                               (40,000)
                                        ------------------------------------------------------------------------------------

Balance at September 30, 2001               $80,000        $2,000,000     $11,668,514       $ 438,825            $14,187,339
                                        ====================================================================================

The accompanying notes are an integral part of these financial statements.

See accountants' review report.

STATEMENT OF CASH FLOWS
BANK OF WEDOWEE
WEDOWEE, ALABAMA
For the nine months ended September 30, 2001
-------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $  1,075,907
  Adjustments to reconcile net income to net cash
   from operating activities:
    Depreciation                                                        209,483
    Discount accretion (net of premium amortization)                   (513,990)
    Gain on sale of investment securities                              (308,938)
    Provision for loan losses                                           245,000
    Changes in assets and liabilities:
      Accrued interest receivable                                       440,086
      Other assets                                                     (500,767)
      Deferred tax asset                                                  4,778
      Accrued interest payable                                         (120,311)
      Accrued income taxes                                               58,528
      Other liabilities                                                 136,836
-------------------------------------------------------------------------------
  Net Cash From Operating Activities                               $    726,612
-------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of investment securities                $ 84,546,542
  Purchases of investment securities                                (73,636,002)
  Net increase in loans                                             (18,300,908)
  Purchases of premises and equipment                                  (111,868)
-------------------------------------------------------------------------------
  Net Cash From Investing Activities                               $ (7,502,236)
-------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                         $  8,657,718
  Proceeds from Federal Home Loan Bank advances                       5,000,000
  Payments on Federal Home Loan Bank advances                        (1,000,000)
  Dividends paid                                                        (40,000)
-------------------------------------------------------------------------------
  Net Cash From Financing Activities                               $ 12,617,718
-------------------------------------------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                            $  5,842,094
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                         6,222,451
-------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                            $ 12,064,545
===============================================================================
Cash paid during the year for:
Interest                                                           $  5,811,146
                                                                   ============
Taxes                                                              $    246,171
                                                                   ============

The accompanying notes are an integral part of these financial statements.

See accountants' review report.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BANK OF WEDOWEE
WEDOWEE, ALABAMA
September 30, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

The accounting policies followed by the Bank and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

Description of Business
-----------------------
The Bank is headquartered in Wedowee, Alabama, operating in the banking business by providing banking services to commercial and retail customers with locations in Wedowee, Woodland, and Roanoke, Alabama. The Bank is community oriented and focuses primarily on offering commercial and consumer loan and deposit services to individuals and small to middle market businesses located in Randolph, Clay and Cleburne Counties of the State of Alabama.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for allowance for loan losses, realization of deferred tax assets, fair values of certain assets and liabilities, determination and carrying value of impaired loans, carrying value of other real estate and other areas.

Investment Securities
---------------------
All marketable securities are classified as available for sale. These securities are stated at estimated fair value based on market quotes, adjusted for amortization of premiums or accretion of discounts using the interest method. The specific identification method is used to compute both realized and unrealized gains and losses. The unrealized gains and losses are included in other comprehensive income.

Loans and Allowance for Loan Losses
-----------------------------------
Loans are stated at the amount of unpaid principal, reduced by unearned interest and an allowance for loan losses. Unearned interest on installment loans is recognized as income over the terms of the loans by the interest method. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

Loans and Allowance for Loan Losses (Continued)
-----------------------------------------------
Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that doubt exists as to the collectibility of the loan. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Bank Premises and Equipment
---------------------------
Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the estimated service lives of the assets using the straight line method. The estimated service lives are as follows:

                     Bank premises                      10 to 50 years
                     Furniture and fixtures              3 to 10 years
                     Computer equipment                  3 to 10 years

Expenditures for maintenance, repairs, removals and betterments which do not materially prolong the useful lives of the assets are charged to operations as incurred. Property retired or sold is removed from the related asset and accumulated depreciation accounts and any profit or loss is reflected in noninterest income.

Basic Earnings Per Share
------------------------
Net income per share has been computed based on the weighted average number of common shares outstanding during the period.

Income Taxes
------------
The Bank's accounting for income taxes is based on an asset and liability approach. The Bank recognizes the amount of taxes payable or refundable for the current year and deferred income tax assets and liabilities that reflect the temporary tax consequences on future years of differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse (See Note
11).

Off-Balance Sheet Financial Instruments
---------------------------------------
In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Cash and Cash Equivalents
-------------------------
For purposes of the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

NOTE 2 - CASH AND DUE FROM BANKS
--------------------------------

The Bank is required to maintain cash reserve balances by the appropriate regulating authorities. "Cash and due from banks" in the statement of financial condition included amounts so restricted of approximately $822,000.

NOTE 3 - INVESTMENT SECURITIES - AVAILABLE FOR SALE
---------------------------------------------------

The amortized cost of investment securities shown as available for sale in the statement of financial condition of the Bank and their approximate fair values at September 30, 2001 are presented below.

                                                                 Gross          Gross           Estimated
                                             Amortized        Unrealized      Unrealized          Fair
                                                Cost             Gains          Losses            Value
                                            --------------------------------------------------------------
U.S. Government and agency securities        $46,437,340      $  544,274    $    (97,824)     $ 46,883,790
State and municipal securities                 3,878,752         213,271                         4,092,023
Mortgage-backed securities                     3,865,331          74,141          (2,487)        3,936,985
Corporate notes                                  493,640                                           493,640
Other equity securities                        4,474,000                                         4,474,000
                                            --------------------------------------------------------------

                                             $59,149,063      $  831,686    $   (100,311)     $ 59,880,438
                                            ==============================================================

The gross realized gains and gross realized losses on investment securities transactions during the nine months ended September 30, 2001 are summarized below:

                                                           Gross          Gross
                                       Amortized         Realized        Realized
                                          Cost             Gains          Losses          Proceeds
                                    ----------------------------------------------------------------
Available for sale securities          $84,237,604      $  372,581    $    (63,643)     $ 84,546,542

Securities with an amortized cost of approximately $12,519,000 at September 30, 2001, were pledged to secure public deposits and for other purposes as required or permitted by law.

The amortized cost and estimated market value of debt securities at September 30, 2001, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                                  Amortized            Market
                                                     Cost              Value
                                                 ------------------------------
Due in one year or less                          $    341,369      $    347,347
Due after one year through five years               5,884,334         5,964,098
Due after five years through ten years             18,910,498        19,238,364
Due after ten years                                29,538,862        29,856,629
                                                 ------------------------------

                                                 $ 54,675,063      $ 55,406,438
                                                 ==============================

As of September 30, 2001, the Bank owned Federal Home Loan Bank stock that cost $975,000. The cost approximates the fair value. This stock is required to be maintained as a condition of membership in the Federal Home Loan Bank. There were no sales of this security in 2001.

As of September 30, 2001, the Bank also owned Federal National Mortgage Association stock and Freddie Mac stock that cost $1,500,000 and $1,999,000, respectively. The cost of these securities approximates the fair value. There were no sales of these securities in 2001.

NOTE 4 - LOANS
--------------

At September 30, 2001, the composition of the loan portfolio was as follows:

Real estate                                                        $ 52,519,752
Commercial                                                           13,411,937
Individual                                                           12,377,942
Agricultural                                                            711,997
Other                                                                    69,999
                                                                   ------------
                                                                   $ 79,091,627
Unearned discount on installment loans                                 (242,742)
                                                                   ------------
                                                                   $ 78,848,885
Allowance for loan losses                                              (849,781)
                                                                   ------------

Net loans                                                          $ 77,999,104
                                                                   ============
Loans on non-accrual status amounted to approximately $288,000 at September 30, 2001.

At September 30, 2001, the recorded investment in loans considered to be impaired was approximately $659,000. The related reserves for these loans was $230,000. The average recorded investment in impaired loans during 2001 was approximately $779,000, and interest income recognized on impaired loans was approximately $17,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES
----------------------------------

A summary of the allowance for loan losses for the nine months ended September 30, 2001, follows:

Balance at January 1, 2001                                     $    946,840
Provision charged to operations                                     245,000
Loans charged-off                                                  (383,923)
Recoveries on loan charge-offs                                       41,864
                                                               ------------

Balance at September 30, 2001                                  $    849,781
                                                               ============

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize estimated losses on loans, future additions to the allowance may be necessary based on changes in economic conditions and the repayment capabilities of the borrowers. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments related to information available to them at the time of their examinations.

The Bank's allowance for loan losses consists of a specific and general allowance. The specific allowance is further broken down to provide for those impaired loans and the remaining internally classified loans. The impairment allowance is defined as the difference between the recorded value and the fair value of the impaired loans. The general allowance is determined by an assessment of the overall quality of the unclassified portion of the loan portfolio as a whole. Management maintains the percentage assigned to the general allowance based on charge-off history and management's knowledge of the quality of the portfolio.

NOTE 6 - PREMISES AND EQUIPMENT
-------------------------------

Components of premises and equipment at September 30, 2001 are as follows:

Land                                                            $    309,994

Bank premises                                                      4,410,859
Furniture and fixtures                                             1,206,063
Computer equipment                                                   725,856
                                                                ------------
                                                                $  6,652,772
Less:  Accumulated depreciation                                   (2,460,688)
                                                                ------------
                                                                $  4,192,084
                                                                ============

Depreciation expense for the nine months ended September 30, 2001 was approximately $209,000.

NOTE 7 - TIME DEPOSITS
----------------------

The approximate maturity of time deposits at September 30, 2001 follows:

Year of Maturity                                          Amount        Percent
-------------------------------------------------------------------------------
2002                                                   $ 62,745,471      70.2%
2003                                                     10,368,819      11.5%
2004                                                      3,571,209       4.0%
2005                                                      5,146,633       5.8%
2006                                                      7,594,890       8.5%
                                                       ------------------------
                      Total                            $ 89,427,022     100.0%
                                                       ========================

NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES
----------------------------------------

The following is a summary of the advances outstanding with the Federal Home Loan Bank (FHLB):

                                                                         Average
                                                              Balance      Rate
--------------------------------------------------------------------------------

Due in one year
Due in one to two years
Due in two to three years
Due in three to four years
Due in four to five years                                  $  5,000,000    5.13%
Due after five years                                         14,500,000    5.93%
                                                           ---------------------

                     Total                                 $ 19,500,000    5.53%
                                                           =====================

The Bank has pledged investments valued at $4,000,000 as collateral for these advances. The Bank has also given a security interest in its Federal Home Loan Bank capital stock and pledged all one-to-four family and multi-family mortgage loans as collateral for any current or future borrowings. The total carrying amount of the capital stock and the pledged loans at September 30, 2001 was approximately $975,000 and $25,488,000, respectively.

NOTE 9 - EMPLOYEE PENSION PLAN
------------------------------

The Bank provides a Simplified Employee Pension (SEP) plan which permits the Bank to contribute to individual retirement accounts of its employees. The Bank is not required to contribute minimum or annual amounts. The Bank changed its participation requirements beginning in 2001. Currently, the plan is available to employees who are at least 21 years old, have worked at least one of the last five years at the Bank, and whose compensation during the year is at least $400. During 2001, accrued contributions charged against income total $112,500.

NOTE 10 - STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY SUPPLEMENTAL DISCLOSURE
------------------------------------------------------------------------------

Unrealized holding gains arising during the year                                                  $    498,646
Less:  Reclassification adjustment for realized losses
                     included in net income                                                            (49,324)
                                                                                                  ------------
Net unrealized gains on securities                                                                $    449,322
                                                                                                  ============

NOTE 11 - INCOME TAX EXPENSE
----------------------------

The components of income tax expenses are as follows:

Currently payable
Federal                                                                                           $    273,942
State                                                                                                   46,069
                                                                                                  ------------
Total currently payable                                                                           $    320,011
Tax effect of temporary differences                                                                     (4,808)
                                                                                                  ------------

Total income tax expense                                                                          $    315,203
                                                                                                  ============

As of September 30, 2001, the net deferred tax asset consisted of the following:

   Deferred tax assets:
      Allowance for loan losses                                                                   $    196,651
      Other                                                                                             15,863
                                                                                                  ------------
                                                                                                  $    212,514
   Deferred tax
    liabilities:
      Unrealized gain on available for sale securities                                            $    292,550

Depreciation                                                                                        94,104
                                                                                            ------------------
                                                                                                   386,654

Net deferred tax liability                                                                    $    174,140
                                                                                            ==================

No valuation allowance was established in view of the Bank's tax strategies coupled with anticipated future taxable income as evidenced by the Bank's earnings potential.

The effective tax rate differs significantly from the federal tax rate of 34%. A reconciliation between the expected tax and the actual income tax follows:

Expected tax at the federal statutory rate:                                                 $          472,977
Increases (decreases) resulting from:
                     Effect of tax-exempt income                                                      (166,598)
                     State income taxes, net of federal income tax benefit                              30,406
                     Bad debt expense                                                                  (25,164)
                     Disallowed interest expense                                                        18,149
                     Depreciation                                                                        4,846
                     Other - net                                                                       (19,413)
                                                                                            ------------------
Actual income tax expense                                                                   $          315,203
                                                                                            ==================

NOTE 12 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------------------------

SFAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, certain derived value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank. The fair value of off-balance sheet financial instruments is not significant.

The net carrying amount and fair values of financial instruments at September 30, 2001 are as follows:

                                                                                 Carrying           Fair
                                                                                  Amount            Value
                                                                            ----------------------------------
Financial assets:
Cash and cash equivalents                                                       $ 12,064,545      $ 12,064,545
Investment securities                                                             59,880,438        59,880,438

Loans                                                                             78,848,885        80,998,298
Allowance for loan losses                                                           (849,781)
                                                                            ----------------------------------
                     Total financial assets                                     $149,944,087      $152,943,281
                                                                            ==================================

                                                                                 Carrying           Fair
                                                                                  Amount            Value
                                                                            ----------------------------------
Financial liabilities:
Deposits                                                                        $124,684,594      $126,703,389
Borrowings                                                                        19,500,000        22,101,351
                                                                            ----------------------------------
                     Total financial liabilities                                $144,184,594      $148,804,740

                                                                            ==================================

NOTE 13 - RELATED PARTY TRANSACTIONS
------------------------------------

The following is a summary of the activity in loans to directors, executive officers, significant shareholders and their affiliates (related parties) for the nine months ended September 30, 2001 (in thousands):

                     Balance, January 1, 2001                                               $            1,071
                     New loans                                                                             978
                     Repayments                                                                           (779)
                                                                                            ------------------
                     Balance, September 30, 2001                                            $            1,270
                                                                                            ==================

Directors, executive officers and significant shareholders maintained a customary deposit relationship with the Bank. The aggregate of such deposits was approximately $3,513,000 at September 30, 2001.

Management believes that all of the above transactions were entered into in the normal course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not involve more than normal credit risk or present other unfavorable features.

NOTE 14 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

The nature of the business of the Bank is such that it is ordinarily subjected to a certain amount of litigation. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Bank.

The Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of the involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to loan loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees is represented by the contractual amount of those instruments. The Bank uses the same credit policies, including considerations of collateral requirements, in making these commitments and conditional obligations as it does for on-balance sheet instruments. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

                                                                                                 Contract or
Financial instruments whose contract amounts represent credit risk:                            Notional Amount
                                                                                               ---------------
                     Commitments to extend credit                                               $   1,060,367
                     Standby letters of credit                                                        542,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

Standby letters of credit and financial guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers.

NOTE 15 - STOCKHOLDERS' EQUITY
------------------------------

Dividends payable by state banks in any year, without prior approval of the appropriate regulatory authorities, are limited to the Bank's net profits (as defined) for that year combined with its retained net profits for the preceding two years. At September 30, 2001 approximately $9,060,000 of retained earnings was unavailable for payment as dividends without prior regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of September 30, 2001, that the Bank meets all capital adequacy requirements to which it is subject.

As of September 30, 2001, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are presented here:

                                                                                                     To Be Well
                                                                                                  Capitalized Under
                                                                        For Capital               Prompt Corrective
                                         Actual                      Adequacy Purposes            Action Provisions
                             -----------------------------------------------------------------------------------------
                                 Amount           Ratio           Amount          Ratio            Amount        Ratio
                             ---------------  --------------   -------------  --------------   ---------------   -----
As of September 30, 2001:
Total Capital                    $14,598,000            17.8%     $6,560,000       *8.0%        $  8,199,000    *10.0%
(to Risk Weighted Assets)
Tier I Capital                    13,748,000            16.8       3,280,000       *4.0            4,920,000     *6.0
(to Risk Weighted Assets)
Tier I Capital                    13,748,000             9.0       6,084,000       *4.0            7,605,000     *5.0
    (to Average Assets)

NOTE 16 - CONCENTRATIONS OF CREDIT
----------------------------------

All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. Investments in state and municipal securities also involve governmental entities within the Bank's market area. The commitment of credit by type is set forth in Notes 3, 4 and 14.

The Bank maintains its cash in bank deposit accounts which usually exceed federally insured limits and sells federal funds to correspondent banks on an unsecured basis. At September 30, 2001, the Bank's cash included three commercial bank deposit accounts aggregating approximately $4,990,000 in excess of the Federal Deposit Insurance Corporation limit of $100,000 per institution. The Bank has not experienced any losses in such accounts. Management believes the Bank is not exposed to any significant credit risk on cash and cash equivalents and federal funds sold.


* means greater than or equal to.

                                   Exhibit A

                        AGREEMENT AND PLAN OF EXCHANGE


          THIS AGREEMENT AND PLAN OF EXCHANGE is entered into this 20th day of November, 2001, hereinafter called "Agreement", pursuant to Sections 10-2B-1.01 and 10-2B-11.02, 10-2B-11.03, 10-2B-11.05 and 10-2B-11.06 of the Code of
Alabama, 1975, by and between Bank of Wedowee, Wedowee, Alabama, a banking corporation organized under the laws of the State of Alabama, hereinafter referred to as "Bank", and Swann BancShares, Inc., hereinafter referred to as "Bancshares".

     1.   Exchange. Bancshares shall, as soon as practicable, consistent with
          --------
          bank regulatory and other requirements of law, offer to the shareholders of the Bank to exchange its shares of common stock for the outstanding shares of common stock of the Bank.

     2.   Disposition of the Shares of Common Stock upon Consummation of
          --------------------------------------------------------------
          Exchange. The manner and basis of exchanging the shares of common
          --------
          stock of the Bank for shares of common stock of Bancshares are as follows:
               (a) In the event that the Board of Directors of the Bank and the shareholders of the Bank approve the contemplated ten for one stock split of the common stock of the Bank at the annual meeting of the shareholders of the Bank on or prior to the effective date of the exchange, each outstanding share of Bank common stock shall be converted into, by operation of law, one share of common stock of Bancshares upon the exchange becoming effective.
               (b) In the event that the stock split referenced above in subsection (a) is not approved by either the Board of Directors of the Bank or the shareholders of the common stock of the Bank on or prior to the effective date of the exchange, each outstanding share of Bank common stock shall be converted into, by operation of law, ten shares of common stock of Bancshares upon the exchange becoming effective.
               (c) The shareholders of record of the Bank at the effective date of the exchange shall, upon the surrender by them to Bancshares of all certificates representing shares of common stock of the Bank held by them of record (hereinafter called "outstanding certificates"), be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of common stock of Bancshares to which they are entitled. Until so surrendered each outstanding certificate which, prior to the effective date of the exchange, represented shares of common stock of the Bank shall be deemed for all corporate purposes other than the payment of dividends to evidence the ownership of the number of full shares of common stock of Bancshares into which such shares of the Bank shall have been so converted. Unless and until any such outstanding certificates shall be so surrendered, no dividends payable to the holders of common stock of Bancshares shall be paid to the holders of such outstanding certificates; provided, however, that upon surrender and exchange of such outstanding certificates there shall be paid the amount, without interest thereon, of dividends and other distributions, if any, which theretofore were declared and became payable.

     3.   Board of Directors and Shareholder Approval. Adoption of this
          -------------------------------------------
          Agreement by the Bank shall require at least:
               (a) The affirmative vote of a majority of the Directors of each of the Bank and Bancshares, unless a greater number is required by the respective bylaws or articles of incorporation of such parties; and
               (b) The affirmative vote of the holders of two - thirds of the outstanding shares of common stock of the Bank entitled to cast votes at an annual meeting of the shareholders.

     4.   Rights of Dissenting Shareholders. Any shareholder of Bank may object
          ---------------------------------
          to the exchange and demand payment to him of the fair value of his shares by following the procedures set forth in Section 10-2B- Article 13 of the Code of Alabama, 1975.

     5.   Conditions Precedent to the Exchange. This exchange is subject to, and
          ------------------------------------
          consummation of the exchange herein provided for is conditioned upon,
          (a) receiving all consents and approvals required by law, including but not limited to, approval by the Board of Governors of the Federal Reserve System, and (b) receiving the affirmative vote of at least two - thirds of the outstanding shares of common stock of the Bank entitled to cast votes at an annual meeting of the shareholders.

     6.   Effective Date. The exchange shall become effective at the close of
          --------------
          business on the day on which Articles of Exchange are filed with the Secretary of State of Alabama or as is otherwise stated in such Articles of Exchange.

     7.   Expenses of Exchange. Each party shall bear its own expenses of the
          --------------------
          exchange.

     8.   Termination. The parties may terminate this Agreement at any time by
          -----------
          mutual agreement of the board of directors.

     IN WITNESS WHEREOF, Bank and Bancshares have caused this Agreement to be signed by their duly authorized officers on the day and year first above written.


                                      BANK OF WEDOWEE
                                      By:  ________________________________
                                      Its: ________________________________

ATTEST:
By: ___________________
     Its Secretary


                                      SWANN BANCSHARES, INC.
                                      By:  ________________________________
                                      Its: ________________________________

ATTEST:
By: ___________________
     Its Secretary

                                   Exhibit B

(S) 10-2B-13.01. Definitions.

     (1) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.

     (4) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (7) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.02. Right to dissent.

          (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

     (1)  Consummation of a plan of merger to which the corporation is a party
  (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

      (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

           (i)   Alters or abolishes a preferential right of the shares;

           (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

           (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

           (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

      (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

  (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.03. Dissent by nominees and beneficial owners.

  (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

  (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

      (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
      (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.20. Notice of dissenters' rights.

  (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

  (b) If corporate action creating dissenters' rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 10-2B-13.22.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.21. Notice of intent to demand payment.

      (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

      (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.22. Dissenters' notice.

      (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

      (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1) State where the payment demand must be sent;
          (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;
          (3) Supply a form for demanding payment;
          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and
          (5) Be accompanied by a copy of this article.

(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.23. Duty to demand payment.

      (a) A shareholder sent a dissenters' notice described in Section 10-2B-
13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.24. Share restrictions.

     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.25. Offer of payment.

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;
          (4)  A statement of the dissenter's right to demand payment under
     Section 10-2B-13.28; and
          (5)  A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.26. Failure to take corporate action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.28. Procedure if shareholder dissatisfied with offer of payment.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under
Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

          (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;
          (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or
          (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.30. Court action.

     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection
(d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.31. Court costs and counsel fees.

     (a)  The court in an appraisal proceeding commenced under Section 10-2B-
13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or
          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


(Acts 1994, No. 94-245, p. 343, (S) 1.)


(S) 10-2B-13.32. Status of shares after payment.

     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.


(Acts 1994, No. 94-245, p. 343, (S) 1.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Officers and Directors.
---------------------------------------------------

     The Alabama Business Corporation Act permits and in some cases requires the indemnification of directors and officers of an Alabama corporation. In general, such indemnification is required unless the person violates a duty of loyalty or a duty of care as specifically set forth in the Alabama Business Corporation Act.

     Article IX of the registrant's Articles of Incorporation and Article VII of the registrant's Bylaws provide for the indemnification of directors and officers under terms derived from the provisions of the Alabama Business Corporation Act discussed above. A complete copy of the Articles of Incorporation and the Bylaws is included in Exhibit 3 hereto.

Item 21. Exhibits and Financial Statement.
------------------------------------------

     Schedules

          (a) Exhibits.  The following exhibits are submitted:

               Exhibit No.         Description
               -----------         -----------
                    2              Agreement and Plan of Exchange (set forth as
                                   an exhibit to the prospectus)

                    3 Articles of Incorporation and Bylaws of Swann BancShares, Inc.

                    5 Opinion of Balch & Bingham LLP regarding certain legal matters.

                    8              Tax Opinion of Balch & Bingham LLP

                    23.1 Consent of Balch & Bingham LLP (contained in their legal opinion at Exhibit 5 above).

                    23.2           Consent of Accountants

                    99 Form of Proxy for shareholders of Bank of Wedowee

Item 22. Undertakings
---------------------

          (1) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (2) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (3) Insofar as indemnification of liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liability arising under the Act (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wedowee, State of Alabama, on the 20/th/ day of November, 2001.

                             Swann BancShares, Inc.

                             By:


                             /s/ Robert B. Folsom, Jr.
                             Robert B. Folsom, Jr.
                             President

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert B. Folsom, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-4 Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on the 20/th/ day of November, 2001.


Signature                                              Title(s)
---------                                              --------

/s/ Robert B. Folsom, Jr.                              President/Director/
Robert B. Folsom, Jr.                                  Chief Financial Officer

/s/ Joe H. Allen                                       Director
Joe H. Allen

/s/ James Lamar Brown                                  Director
James Lamar Brown

/s/ Glenda G. Hale                                     Director
Glenda G. Hale

__________________                                     Director
Charles T. Holmes

__________________                                     Director
Robert C. Rampy

/s/ John Seegar                                        Director
John Seegar

                                E X H I B I T S

                               INDEX TO EXHIBITS


            Exhibit No.        Description
            -----------        -----------

               2 Agreement and Plan of Exchange (set forth as an exhibit to the Prospectus)

               3               Articles of Incorporation and bylaws of Swann
                               BancShares, Inc.

               5 Opinion of Balch & Bingham LLP regarding certain legal matters.

               8               Tax Opinion of Balch & Bingham LLP

               23.1 Consent of Balch & Bingham LLP (contained in their legal opinion at Exhibit 5 above).

               23.2            Consent of Accountants

               99              Form of Proxy for shareholders of Bank of Wedowee